                                                                    Exhibit 10.2
                                                                [EXECUTION COPY]

        =================================================================

                                 TOWN OF BABYLON
                          INDUSTRIAL DEVELOPMENT AGENCY

                                       AND

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.

                                 LEASE AGREEMENT

                           Dated as of January 1, 2002

                                   $2,200,000

                  Town of Babylon Industrial Development Agency
     Variable Rate Demand Industrial Development Revenue Bonds, Series 2002
       (Technology Flavors & Fragrances, Inc. Project) (Federally Taxable)

                    Affecting that real property described in
             the Description of Facility Realty in the appendices to
                   this Lease Agreement, in County of Suffolk,
                 Town of Babylon, Amityville, New York which is
                    also known as Block 2, Lot 15.001 on the
                       Official Tax Map of Suffolk County

        =================================================================

                              Record and Return to:
                                Winston & Strawn
                                 200 Park Avenue
                            New York, New York 10166
                         Attention: Eric P. Taylor, Esq.
                               File No.: 90053-24

                                TABLE OF CONTENTS

ARTICLE I  Definitions and Representations.....................................................................   3
   Section 1.1  Definitions....................................................................................   3
   Section 1.2  Construction...................................................................................   5
   Section 1.3  Representations and Warranties by Agency.......................................................   6
   Section 1.4  Findings by Agency.............................................................................   6
   Section 1.5  Representations and Warranties by Lessee.......................................................   6
ARTICLE II  The Project........................................................................................   9
   Section 2.1  The Project....................................................................................   9
   Section 2.2  Completion by Lessee...........................................................................  10
   Section 2.3  Issuance of Series 2002 Bonds, Application of Proceeds of Series 2002 Bonds....................  11
   Section 2.4  Title Insurance................................................................................  11
   Section 2.5  Limitation on Sales Tax Exemption..............................................................  11
ARTICLE III  Lease of Facility and Rental Provisions...........................................................  15
   Section 3.1  Lease of the Facility..........................................................................  15
   Section 3.2  Duration of Term...............................................................................  15
   Section 3.3  Rental Provisions and Rent.....................................................................  16
   Section 3.4  Obligation of Lessee Unconditional.............................................................  18
   Section 3.5  Grant of Security Interest.....................................................................  18
   Section 3.6  Right of Set-Off...............................................................................  18
   Section 3.7  Payment of Purchase Price of Tendered Bonds....................................................  19
   Section 3.8  Letters of Credit; Fixed Rate Credit Facility..................................................  19
ARTICLE IV  Maintenance, Taxes, Payments in Lieu of Taxes and Insurance........................................  22
   Section 4.1  Maintenance, Alterations and Improvements......................................................  22
   Section 4.2  Removal of Property of the Facility............................................................  23
   Section 4.3  Payment in Lieu of Real Estate Taxes...........................................................  24
   Section 4.4  Taxes, Assessments and Charges.................................................................  29
   Section 4.5  Insurance......................................................................................  29
   Section 4.6  Advances by Agency or Bank.....................................................................  32
   Section 4.7  Compliance with Law............................................................................  33
ARTICLE V  Damage, Destruction and Condemnation................................................................  34
   Section 5.1  Damage, Destruction and Condemnation...........................................................  34
ARTICLE VI  Particular Covenants...............................................................................  37
   Section 6.1  Dissolution or Merger of Lessee; Restrictions on Lessee........................................  37
   Section 6.2  Indemnity......................................................................................  38
   Section 6.3  Compensation and Expenses of Trustee, Bond Registrar, Paying Agents, Tender Agent, Remarketing
                Agent, Bank, Credit Provider and Agency........................................................  40
   Section 6.4  Retention of Title to Facility; Grant of Easements; Release of Certain Land....................  41
   Section 6.5  Financial Statements; No-Default Certificates..................................................  42
   Section 6.6  Discharge of Liens.............................................................................  43
   Section 6.7  Agency's Authority; Covenant of Quiet Enjoyment................................................  44
   Section 6.8  No Warranty of Condition or Suitability........................................................  44
   Section 6.9  Amounts Remaining in Funds.....................................................................  45
   Section 6.10  Issuance of Additional Bonds..................................................................  45
   Section 6.11  Employment Information, Opportunities and Guidelines..........................................  45
   Section 6.12  Redemption Under Certain Circumstances; Special Covenants.....................................  47
   Section 6.13  Further Assurances............................................................................  47

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

   Section 6.14  Recording and Filing............................................................................  47
   Section 6.15  Right to Cure Agency Defaults...................................................................  48
   Section 6.16  Reserved........................................................................................  48
ARTICLE VII  Events of Default; Remedies.........................................................................  48
   Section 7.1  Events of Default................................................................................  48
   Section 7.2  Remedies on Default..............................................................................  50
   Section 7.3  Reletting of Facility............................................................................  51
   Section 7.4  Remedies Cumulative..............................................................................  51
   Section 7.5  No Additional Waiver Implied by One Waiver.......................................................  52
   Section 7.6  Effect on Discontinuance of Proceedings..........................................................  52
   Section 7.7  Agreement to Pay Attorneys' Fees and Expenses....................................................  52
   Section 7.8  Rights of Bank...................................................................................  52
ARTICLE VIII  Options............................................................................................  53
   Section 8.1  Options..........................................................................................  53
   Section 8.2  Conveyance on Exercise of Option to Purchase.....................................................  56
   Section 8.3  Option to Purchase or Invite Tenders of Bonds....................................................  56
   Section 8.4  Termination of Agreement.........................................................................  56
   Section 8.5  Recapture of Agency Benefits.....................................................................  57
ARTICLE IX  Miscellaneous........................................................................................  59
   Section 9.1  Indenture; Amendment.............................................................................  59
   Section 9.2  Force Majeure....................................................................................  59
   Section 9.3  Assignment or Sublease...........................................................................  59
   Section 9.4  Priority of Indenture and Mortgage...............................................................  61
   Section 9.5  Benefit of and Enforcement by Trustee and Bank...................................................  61
   Section 9.6  Amendments.......................................................................................  61
   Section 9.7  Notices..........................................................................................  61
   Section 9.8  Prior Agreements Superseded......................................................................  62
   Section 9.9  Severability.....................................................................................  62
   Section 9.10  Inspection of Facility..........................................................................  62
   Section 9.11  Effective Date Counterparts.....................................................................  62
   Section 9.12  Binding Effect..................................................................................  62
   Section 9.13  Net Lease.......................................................................................  62
   Section 9.14  Law Governing...................................................................................  62
   Section 9.15  Investment of Funds.............................................................................  62
   Section 9.16  Waiver of Trial by Jury.........................................................................  63
   Section 9.17  Reserved........................................................................................  63
   Section 9.18  No Recourse under this Agreement or on Bonds....................................................  63
   Section 9.19  Rights of Bank..................................................................................  63
   Section 9.20  Date of Agreement for Reference Only............................................................  64

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, made and entered into as of January 1, 2002, by and between TOWN OF BABYLON INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, duly organized and existing under the laws of the State of New York (the "Agency"), having its principal office at 57 West Sunrise Highway, Lindenhurst, New York 11757, party of the first part, and Technology Flavors & Fragrances, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, having an office at 10 Edison Street East, Amityville, New York 11701, the ("Lessee") party of the second part:

                                   WITNESSETH:

         WHEREAS, the New York State Industrial Development Agency Act, constituting Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of New York, as amended (the "Enabling Act") authorizes and provides for the creation of industrial development agencies in the several counties, cities, villages and towns in the State of New York and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and furnish land, any building or other improvement, and all real and personal properties, including but not limited to machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial, industrial or civic purposes and which may include or mean an industrial pollution control facility to the end that such agencies may be able to promote, develop, encourage, assist and advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their prosperity and standard of living; and

         WHEREAS, pursuant to and in accordance with the provisions of the Enabling Act the Agency was established by Chapter 177 of the 1973 Laws of New York, as amended (together with the Enabling Act, the "Act") for the benefit of the Town of Babylon and the inhabitants thereof; and

         WHEREAS, the Agency is further authorized by the Act to issue its special obligation bonds payable solely from and secured by the revenues derived from the leasing of the land, buildings and other improvements and the machinery and equipment so acquired; and

         WHEREAS, to accomplish the purposes of the Act the Agency has entered into negotiations with the Lessee in order to assist the Lessee with respect to the acquisition of a manufacturing facility within the territorial boundaries of the Town of Babylon (the "Project"), consisting of the acquisition of the Facility Realty (as defined herein) and the expansion, equipping, renovation and improvement of an approximately 58,684 square foot manufacturing facility to be located at 10 Edison Street East, Amityville, New York, Block 2, Lot 15.001, within County of Suffolk, and in furtherance of said purpose on August 14, 2001 the Agency adopted a resolution (the "Inducement Resolution") authorizing the Project, and undertaking to permit the issuance of its revenue bonds to finance such Project and thereupon to acquire the Facility (as defined herein) from the Lessee pursuant to a deed (the "Deed") and to lease the Facility back to the Lessee pursuant to this Lease Agreement; and

         WHEREAS, the Agency has determined that the Project is necessary to provide employment in, and is beneficial for the economy and prosperity of, the inhabitants of the Town of Babylon and is reasonably necessary to induce the Lessee to proceed with the Project; and

         WHEREAS, as a result of such negotiations the Lessee has requested the Agency to issue its Variable Rate Demand Industrial Development Revenue Bonds, Series 2002 (Technology Flavors & Fragrances, Inc. Project) (Federally Taxable) (the "Series 2002 Bonds") in an aggregate principal amount of $2,200,000 to finance a portion of the costs of the Project; and

         WHEREAS, the Agency on December 20, 2001 adopted a resolution authorizing the Project and the issuance of the Series 2002 Bonds to finance a portion of the costs of the Project (the "Bond Resolution"), the leasing of the Facility to the Lessee; and

         WHEREAS, contemporaneously with the execution of this Lease Agreement, the Agency and the Trustee (hereinafter defined) have entered into an Indenture of Trust of even date herewith (the "Indenture") providing for, among other things, the issuance of the Series 2002 Bonds; and

         WHEREAS, to provide funds for a portion of the costs of the Project and for incidental and related costs and to provide funds to pay the costs and expenses of the issuance of the Series 2002 Bonds hereinafter mentioned, the Agency has authorized the issuance of the Series 2002 Bonds pursuant to the Act, the Bond Resolution and the Indenture; and

         WHEREAS, the Lessee initially has entered into a Reimbursement Agreement of even date herewith (the "Reimbursement Agreement") with Wells Fargo Credit, Inc. (the "Bank") pursuant to which the Bank has caused its agent, Wells Fargo Bank, National Association (the "Issuing Agent") to issue an irrevocable, direct pay letter of credit in favor of the Trustee for the benefit of the Holders of the Bonds to secure the payment of the principal and Purchase Price of, and fifty (50) days of accrued interest on, the Series 2002 Bonds at an assumed interest rate of 10 per centum (10%) per annum; and

         WHEREAS, the obligations of the Lessee to the Bank under the Reimbursement Agreement and the other Security Documents, are to be secured by, among other things, a fee mortgage on and security interest in the Facility to be granted by the Agency and the Lessee to the Bank; and

         WHEREAS, in order to further secure the payment of the Series 2002 Bonds, the Lessee, as Corporate Guarantor, has entered into the Guaranty Agreement of even date herewith, by the Lessee in favor of the Trustee and the Bank, whereunder the Lessee guarantees the payment of the principal and Purchase Price of, and redemption premium, if any, and interest on, the Series 2002 Bonds and any payment obligations of the Lessee to the Bank under the Reimbursement Agreement; and

         WHEREAS, the Lessee shall have the right under this Lease Agreement to provide a substitute letter of credit for the then existing letter of credit pursuant to a reimbursement agreement with the issuer thereof, in which event said letter of credit shall be deemed the Letter of Credit and said reimbursement agreement shall be deemed the Reimbursement Agreement herein;

         NOW, THEREFORE, in consideration of the premises and the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Agency herein contained, any obligation it may incur for the payment of money shall not create a debt of the State of New York or of the Town of Babylon, and neither the State of New York nor the Town of Babylon shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the lease rentals, revenues and receipts derived from or in connection with the Facility, including moneys received under this Lease Agreement):

                                   ARTICLE I

                         Definitions and Representations

         Section 1.1   Definitions.
                       -----------

         Terms not otherwise defined herein shall have the same meanings as used in the Indenture or the Guaranty Agreement hereinbelow defined. The following terms shall have the following meanings in this Lease Agreement:

         Agency shall mean the Town of Babylon Industrial Development Agency, a
         ------
corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State, duly organized and existing under the laws of the State, and any body, board, authority, agency or other governmental agency or instrumentality which shall hereafter succeed to the powers, duties, obligations and functions thereof.

         Agreement shall mean this Lease Agreement, dated as of January 1, 2002,
         ---------
between the Agency and the Lessee, and shall include any and all amendments and supplements thereto.

         Authorized Representative shall mean (i) in the case of the Agency, the
         -------------------------
Chairman, Vice Chairman, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Executive Director, Deputy Executive Director of the Agency or Vice President for Legal Affairs, or any officer or employee of the Agency authorized to perform specific acts or to discharge specific duties, and (ii) in the case of the Lessee, its President, and any other officer of the Lessee so designated in writing by the President to the Agency and the Trustee.

         Bank shall mean Wells Fargo Credit,  Inc. and its successors  and
         ----
assigns  hereafter  appointed in the manner  provided in the Indenture.

         Bonds shall mean the Series 2002 Bonds and any Additional Bonds.
         -----

         Default Rate shall have the meaning ascribed thereto in the
         ------------
Reimbursement Agreement.

         Eligible Materials shall mean construction materials and tangible
         ------------------
personal property to be used by the Lessee to make capital improvements on the Facility Realty.

         Event of Default shall have the meaning specified in Section 7.1
         ----------------
hereof.

         Facility shall mean (i) the Facility Equipment described in the
         --------
Description of Facility Equipment in Appendix E to the Indenture and (ii) the Facility Realty described in the

Description of Facility Realty in Appendix A to the Indenture and in the Appendices to this Lease Agreement and the Mortgage.

         Facility Realty shall mean the land described in the Description of
         ---------------
Facility Realty in Appendix A to the Indenture and in the Appendices to this Lease Agreement and the Mortgage, and all rights or interests therein or appertaining thereto, together with all the Improvements; but excluding, however, any real property or interest therein released pursuant to Section 6.4 hereof.

         Fiscal Year of the Lessee shall mean a year of 365 or 366 days, as the
         -------------------------
case may be, commencing on January 1 and ending on December 31, or such other year of similar length as to which the Lessee shall have given prior written notice thereof to the Agency and the Trustee at least ninety (90) days prior to the commencement thereof.

         Guaranty Agreement shall mean the Guaranty Agreement of even date
         ------------------
herewith from the Lessee, as Corporate Guarantor, to the Trustee and the Bank, and shall include any and all amendments thereof and supplements thereto.

         Improvements shall mean all buildings, structures, foundations, related
         ------------
facilities, fixtures and other improvements existing on the date of execution and delivery of the Agreement or at any other time made, erected or situated on the Land (including any improvements made as part of the Project pursuant to Section 2.1 hereof) and all replacements, improvements, extensions, substitutions, restorations, repairs or additions thereto.

         Indenture shall mean the Indenture of Trust, dated as of January 1,
         ---------
2002, by and between the Agency and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

         Interest Payment Date shall mean (a) during the term of the Initial
         ---------------------
Letter of Credit, (i) with respect to Bonds bearing interest at a Monthly Interest Rate, the first Thursday of the calendar month, provided such day is a Business Day, and if not, on the next succeeding Business Day, commencing on February 7, 2002, (ii) with respect to Bonds bearing interest at a Term Interest Rate for a Term Interest Rate Period not exceeding 360 days, the first Business Day of the calendar month after each month in which interest accrued or the first day after the last day of such Term Interest Rate Period, if earlier, and
(iii) with respect to Bonds bearing interest at a Term Interest Rate for a Term Interest Rate Period exceeding 360 days, semiannually, on the first calendar day six months following conversion to semi-annual payment, or the first day after the last day of such Term Interest Rate Period, if earlier; and (b) after the Expiration or Termination of the Initial Letter of Credit, (i) with respect to Bonds bearing interest at a Monthly Interest Rate, the first Thursday of the calendar month after the first Wednesday of such month to which interest accrued, (ii) with respect to Bonds bearing interest at a Term Interest Rate for a Term Interest Rate Period equal to 180 days, the first day after the last day of such Term Interest Rate Period and (iii) with respect to bonds bearing interest at a Term Interest Rate for a Term Interest Rate Period in excess of 180 days, semiannually, on the first calendar day six months following conversion to a Fixed Rate, or the first day after the last day of such Term Interest Rate Period, if earlier.

         Land shall mean that certain lot, piece or parcel of land generally
         ----
known by the street address 10 Edison Street East, Amityville, New York, all as more particularly described in Appendix C - "Description of the Land" hereto, which is made a part hereof, together with all easements, rights and interests now or hereafter appurtenant or beneficial thereto; but excluding, however, any real property or interest therein released pursuant to Section 6.4 hereof.

         Lessee shall mean Technology Flavors & Fragrances, Inc. and its
         ------
respective permitted successors and assigns pursuant to Sections 6.1 or 9.3 hereof (including any surviving, resulting or transferee corporation or limited liability company as provided in Section 6.1 hereof).

         Mortgage shall mean that Mortgage, Security Agreement, Fixture Filing
         --------
and Assignment of Leases and Rents in the amount of $2,230,137 from the Lessee and the Agency to the Bank (and its successors and assigns) dated the date hereof constituting a first mortgage lien on the Facility and securing payment due to the Bank under the Reimbursement Agreement and shall include any and all amendments or supplements thereto hereafter made in conformity herewith and with the Indenture.

         Net Proceeds shall mean, when used with respect to any insurance
         ------------
proceeds or condemnation award, compensation or damages, the gross amount from any such proceeds, award, compensation or damages less all expenses (including attorneys fees and any extraordinary expenses of the Agency, the Trustee or the
Bank) incurred in the collection thereof.

         Project shall mean the acquisition, renovation, improvement and
         -------
equipping of the Facility as more particularly described in the Description of Project in Appendix A attached hereto.

         Project Supervisor shall mean Joseph A. Gemmo or any other person
         ------------------
designated by the Lessee upon written notice to the Agency, the Trustee and the Bank.

         Series 2002 Bonds shall mean the $2,200,000 Variable Rate Demand
         -----------------
Industrial Development Revenue Bonds, Series 2002 (Technology Flavors & Fragrances, Inc. Project) (Federally Taxable) of the Agency issued, executed, authenticated and delivered under the Indenture.

         State shall mean the State of New York.
         -----

         Town shall mean the Town of Babylon.
         ----

         Trustee shall mean The Bank of New York, New York, New York, in its
         -------
capacity as Trustee, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

         Section 1.2   Construction.
                       ------------

         In this Agreement, unless the context otherwise requires:

         (a) The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of the execution and delivery of this Agreement.

         (b) Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

         (c) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

         (d) Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         Section 1.3   Representations and Warranties by Agency.
                       ----------------------------------------

         The Agency makes the following representations and warranties:

         (a) The Agency is a corporate governmental agency constituting a body corporate and politic and a public benefit corporation duly organized and existing under the laws of the State, and is authorized and empowered to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. By proper action of its members, the Agency has duly authorized the execution and delivery of this Agreement.

         (b) In order to finance a portion of the cost of the Project, the Agency proposes to issue the Series 2002 Bonds in the aggregate principal amount of $2,200,000. The Series 2002 Bonds will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Indenture.

         Section 1.4   Findings by Agency.
                       ------------------

         The Agency, based upon the representations and warranties of the Lessee contained in this Agreement and the information contained in the application and other materials heretofore submitted by or on behalf of the Lessee to the Agency, hereby finds and determines that the Project and the financing thereof by the Agency pursuant to the Act will promote and is authorized by and will be in furtherance of the policy of the State as set forth in said Act and in furtherance of the Agency's policies for the promotion, encouragement and development of economically sound industry for the purpose of preventing unemployment and economic deterioration.

         Section 1.5   Representations and Warranties by Lessee.
                       ----------------------------------------

         The Lessee makes the following representations and warranties:

         (a) The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing under and duly qualified to transaction business in the State of New York, is not in violation of any provision of its certificate of incorporation or by-laws, has corporate power and authority to own its property and assets, to carry out its business as now being conducted by it and to execute, deliver and perform this Agreement.

         (b) The execution, delivery and performance of this Agreement, each other Security Document to which it is or shall be a party and the Remarketing Agreement and the consummation of the transactions herein and therein contemplated have been duly authorized by all requisite corporate or company action, as appropriate, on the part of the Lessee and will not violate any provision of law, any order of any court or agency of government, or the organization documents or by-laws, if any, of the Lessee, or any indenture, agreement applicable to the Lessee or other instrument to which the Lessee is a party or by which it or any of its property is bound, or be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default by the Lessee under any such indenture, agreement or other instrument or result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

         (c)    [Reserved].

         (d) There is no action or proceeding pending or, to the Lessee's knowledge, threatened by or against the Lessee by or before any court or administrative agency that would adversely affect the ability of the Lessee to perform its obligations under this Agreement, each other Security Document to which it shall be a party and the Remarketing Agreement and all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by the Lessee as of the date hereof in connection with the execution and delivery of this Agreement, each other Security Document to which the Lessee shall be a party and the Remarketing Agreement or in connection with the performance of the obligations of the Lessee hereunder, under each of the Security Documents and under the Remarketing Agreement have been obtained.

         (e) The assistance of the Agency in the financing of a portion of the costs of the Project is reasonably necessary to induce the Lessee to proceed with the Project.

         (f) The completion of the Project will not result in the removal of an industrial, manufacturing, warehousing or commercial plant or facility of the Lessee or any other occupant or user of the Facility from outside of the Town (but within the State of New York) to within the Town or in the abandonment of one or more of such plants or facilities of the Lessee or any other occupant or user of the Facility outside of the Town.

         (g) The total cost of the Project to the Lessee is in excess of $2,200,000.

         (h) No portion of the proceeds of the Series 2002 Bonds will be applied to acquire, construct, renovate, equip, expand or install any property which is not subject to this Agreement.

         (i) The Fiscal Year of the Lessee is a year of 365 or 366 days, as the case may be, commencing on January 1 and ending on December 31, or such other year of similar length as to which the Lessee shall have given prior written notice thereof to the Agency and the Trustee at least ninety (90) days prior to the commencement thereof.

         (j) No part of the proceeds of the Bonds will be used to finance inventory or will be used for working capital.

         (k) The Project is included within the definition of "project" under the Act.

         (l) This Agreement, the other Security Documents and the Remarketing Agreement to which the Lessee is a party constitute the legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy or insolvency or other laws affecting creditor's rights generally or by general principles of equity.

        (m) Neither the Lessee nor any Affiliate of the Lessee is a Prohibited Person and no portion of the proceeds of the Series 2002 Bonds or any portion of the Project will be used or occupied by a Prohibited Person.

        (n) As of the execution and delivery of this Agreement, there is no damage to any portion of the Facility from any fire or similar casualty, and to the best of its knowledge, there exists no proceeding or threat of proceeding in condemnation or eminent domain with respect to any portion of the Facility.

        (o) All consents, approvals or authorizations, if any, of any governmental authority required on the part of the Lessee in connection with the execution and delivery of this Agreement, each other Security Document to which the Lessee is or shall be a party and the Remarketing Agreement or in connection with the conveyance of the Facility Realty by the Lessee to the Agency concurrently with the issuance and delivery of the Series 2002 Bonds, have been duly obtained.

        (p) The Lessee is in compliance, in all material respects, and will continue to so comply, with all Federal, State and local laws or ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality applicable to the Project and the ownership, operation and management of the Facility.

        (q) The Project has been designed, and the operation of the Project will be, in compliance with all applicable Federal, State and local laws or ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality; and the Lessee intends to operate the Facility or cause the Facility to be operated in accordance with this Agreement and as a qualified "project" in accordance with and as defined under the Act.

        (r) The Project does not constitute a project (and the proceeds of the Bonds and the financial assistance to be provided by the Agency in connection therewith will therefore not be used for such a Project), in which facilities or property that are primarily used in making retail sales to customers who personally visit such facilities comprise more than one-third of the total cost of the Project. For purposes of this representation, "retail sales" shall mean:
(i) sales by a registered vendor under article twenty-eight of the Tax Law primarily engaged in the retail sale of tangible personal property, as defined in subparagraph (i) of paragraph four of subdivision (b) of section eleven hundred one of the Tax Law; or (ii) sales of a service to such customers.

        (s) The Lessee shall not use, or permit any proceeds of the Series 2002 Bonds to be used, for the purpose of preventing the establishment of an industrial or manufacturing plant or for the purpose of advertising or promotional materials which depict elected or appointed government officials in either print or electronic media, nor shall any funds of the Agency be given in connection with the Project to any group or organization which is attempting to prevent the establishment of an industrial or manufacturing plant within the State of New York.

        (t) The square footage of the Facility (existing building) is approximately 34,400 square feet.

        (u) The square footage of the Facility Realty is approximately 58,684 square feet.

                                   ARTICLE II

                                   The Project

        Section 2.1   The Project.
                      -----------

        (a) The Lessee conveys or shall cause to be conveyed to the Agency at the time of the delivery and payment of the Series 2002 Bonds good and marketable title to the Facility Realty free and clear of all liens, claims, charges, encumbrances, security interests and servitudes other than Permitted Encumbrances, all against payment therefor by the Agency from the proceeds of the Series 2002 Bonds deposited in the Project Fund to the extent permitted in
Section 2.2 hereof and Section 5.02 of the Indenture.

        (b) As promptly as practicable after receipt of the proceeds of sale of the Series 2002 Bonds and out of said proceeds of sale, the Agency will, subject to the provisions of Section 2.2 hereof, cause the Lessee, on behalf of the Agency, to acquire the Facility. A portion of the cost of the Project shall be paid from the Project Fund established under the Indenture or as otherwise provided in Section 2.2 hereof.

        (c) In order to accomplish the purposes of the Agency, and to assure the effectuation of the Project in conformity with the requirements of the Lessee, the Lessee shall undertake to proceed with the Project to substantial completion. Project work shall be supervised by the Project Supervisor.

        (d) The Lessee shall pay (i) all of the costs and expenses in connection with the preparation of any instruments of conveyance, the delivery of any instruments and documents and their filing and recording, if required,
(ii) all taxes and charges payable in connection with the conveyance and transfer, or attributable to periods prior to the conveyance and transfer, to the Agency as set forth in Section 2.1(a) hereof, and (iii) all shipping and delivery charges and other expenses or claims incurred in connection with the Project.

        (e) The Lessee covenants that it will obtain or cause to be obtained all necessary approvals from any and all governmental agencies requisite to the completion of the Project and the operation of the Facility, all of which will be done in compliance with all Federal, State and local laws, ordinances and regulations applicable thereto, including, with respect to the conditions and requirements of all policies of insurance with respect to the Facility and this Agreement.

        (f) The Lessee will extend to the Trustee and the Bank all vendors' warranties received by the Lessee in connection with the Project, including any warranties given by contractors, manufacturers or service organizations who perform work with respect to the Project.

        (g) The Lessee shall take such action and institute such proceedings as shall be necessary to cause and require all contractors and material suppliers to complete their contracts diligently in accordance with the terms of said contracts, including, without limitation, the correcting of any defective work, with all expenses incurred by the Lessee or the Agency in connection with the performance of their obligations under this Section to be considered a Project Cost. Any amounts recovered with respect to the Facility Realty or Facility Equipment by way of damages, refunds, adjustments or otherwise in connection with the foregoing, after deduction of expenses incurred in such recovery, if recovered prior to the date of completion of the Project, shall be retained by the Lessee.

        (h) Title to all materials, equipment, machinery and other property intended to be incorporated or installed as part of the Facility and purchased with proceeds of the Series 2002 Bonds shall vest in the Agency immediately upon delivery to or installation or incorporation into the Facility Realty or payment therefor, whichever shall occur first.

        Section 2.2    Completion by Lessee.
                       --------------------

        The Lessee unconditionally covenants and agrees that it will acquire the Facility not later than the date of delivery of the Series 2002 Bonds, and will complete the Project, or cause the Project to be completed, by January 15, 2005, and such completion will be effected in a first class workmanlike manner and in accordance with this Agreement and the Indenture and under the supervision of the Project Supervisor. In the event that moneys in the Project Fund are not sufficient to pay the costs necessary to complete the Project in full, the Lessee shall pay that portion of such costs of the Project as may be in excess of the moneys therefor in said Project Fund and shall not be entitled to any reimbursement therefor from the Agency, the Trustee, the Bank or the Holders of any of the Bonds (except from the proceeds of Additional Bonds which may be issued for that purpose), nor shall the Lessee be entitled to any diminution of the rents payable or other payments to be made under this Agreement. The Lessee shall pay all costs of acquisition of the Facility, both direct and indirect, when due, subject to the right to contest liens set forth in Section 6.6 hereof.

        The date of completion for the Project shall be evidenced to the Agency, the Bank and the Trustee by a certificate of an Authorized Representative of the Lessee stating, except for any costs not then due and payable or the liability for payment of which is being contested or disputed in good faith by the Lessee
(i) the date of completion of the Project, (ii) that all other facilities necessary in connection with the Project have been completed and all costs and expenses incurred in connection therewith have been paid, and (iii) that the Agency has good and marketable title, subject only to Permitted Encumbrances, to all property constituting part of the Facility (which certification may be delivered in reliance upon a title insurance continuation update or title "bringdown") and all property of the Facility is subject to this Agreement and the lien and security interest of the Mortgage. Notwithstanding the foregoing, such certificate shall state (x) that it is given without prejudice to any rights of the Lessee against third parties which exist at the date of such certificate or which may subsequently come into being, (y) that it is given only for the purposes of this Section and Section 5.02 of the Indenture, and (z) that no Person other than the Agency, the Trustee and the Bank may benefit therefrom. The certificate of completion shall be accompanied by , if required, a temporary amended certificate of occupancy (if promptly replaced with a permanent amended certificate of occupancy prior to its expiration) or a permanent certificate of occupancy (or its functional equivalent), and any and all permissions, approvals, licenses or consents required of governmental authorities for the occupancy, operation and use of the Facility for the purposes contemplated by this Agreement.

        Section 2.3  Issuance of Series 2002 Bonds, Application of Proceeds of
                     ---------------------------------------------------------
Series 2002 Bonds.
-----------------

        (a) Contemporaneously with the execution and delivery of this Agreement the Agency will sell and deliver the Series 2002 Bonds in the aggregate principal amount of $2,200,000 under and pursuant to a resolution adopted by the Agency on December 20, 2001, authorizing the issuance of the Bonds under and pursuant to the Indenture. The proceeds of sale of the Bonds shall be deposited in the Project Fund and applied to the payment of Project Costs in accordance with the provisions of the Indenture. Pending such application, amounts in the Project Fund may be invested as provided in the Indenture.

        (b) The application of the proceeds of the sale of the Series 2002 Bonds is subject to the "trust fund" provisions of Section 13 of the Lien Law of the State. The Lessee shall receive all advances of the proceeds of the Series 2002 Bonds hereunder or under the Indenture and will hold the right to receive the same as a trust fund for the purpose of the cost of the improvement and shall apply the same first to such payment before using any part thereof for any other purpose permitted hereunder or under the Indenture.

        Section 2.4  Title Insurance.
                     ---------------

        Prior to the delivery of the Bonds to the original purchaser(s) thereof, the Lessee will obtain (a) title insurance in an amount not less than $2,200,000 insuring the Agency's title to the Facility Realty against loss as a result of defects in the title of the Agency, (b) mortgagee title insurance in an amount not less than $2,200,000 insuring the Bank's interests under the Mortgage as the holder of a mortgage lien on the Facility Realty, subject only to Permitted Encumbrances, and (c) a current survey of the site of the Facility Realty certified to the Agency and the Bank. Any proceeds of such title insurance shall be paid to the Trustee for the benefit of Bondholders and the Bank for deposit in the Renewal Fund and applied to remedy the defect in title. If not so capable of being remedied, in the opinion of the Bank (or if no Letter of Credit exists, the Trustee) or if any amounts remain, the amounts in the Renewal Fund shall be deposited by the Trustee in the Reimbursement Account of the Lease Payments Fund to be applied in connection with the redemption of Bonds pursuant to Section 2.04 of the Indenture (or, if the Letter of Credit is no longer in effect, and all amounts owed to the Bank under the Reimbursement Agreement are paid in full, in the Redemption Account of the Bond Fund) for the redemption of the Series 2002 Bonds pursuant to said section. Any proceeds of such mortgagee title insurance insuring against loss as a result of defects affecting the Bank's interests as holder of a mortgage lien on the Facility Realty shall be paid to the Trustee and deposited by the Trustee in the Reimbursement Account of the Lease Payments Fund to be applied in connection with the redemption of Bonds pursuant to section 2.04 of the Indenture (or, if the Letter of Credit is no longer in effect, and all amounts owed to the Bank under the Reimbursement Agreement, are paid in full, in the Redemption Account of the Bond Fund) for the redemption of the Series 2002 Bonds pursuant to said section.

        Section 2.5  Limitation on Sales Tax Exemption.
                     ---------------------------------

        (a) Any exemption from Sales Taxes resulting from or occasioned by Agency's involvement with the Project shall be limited to purchases of Eligible Materials effected in whole from Bond proceeds or funds provided by or for the benefit of the Lessee as agent of the Agency, it being the intent of the parties that no operating expenses of the Lessee and no purchases of equipment or other personal property (other than Eligible Materials) shall be subject to an exemption from Sales Taxes because of the Agency's involvement with the Project. The Lessee shall be entitled to an amount of sales and use tax exemptions pursuant to the Sales Tax Letter until the earlier of (w) the termination of this Agreement, (x) the completion of the Project as provided in
Section 2.2 hereof, (y) January 15, 2004 or (z) receipt by the Lessee of notice from the Agency of the termination of the Sales Tax Letter.

        (b) The Lessee covenants and agrees that it shall include or cause to be included the following language (through an attached rider or otherwise) in and as part of each contract, invoice, bill or purchase order entered into by the Lessee as agent for the Agency in connection with the Project.

              "This contract is being entered into by [Technology Flavors & Fragrances, Inc., a corporation organized under the laws of the State of Delaware] (the "Agent"), as agent for and on behalf of the Town of Babylon Industrial Development Agency (the "Agency") in connection with a certain project of the Agency for the Agent, consisting in part of the acquisition, construction and equipping of certain industrial facilities in the business of the manufacture, warehousing and distribution of flavors and fragrance products located at 10 Edison Street East in Amityville, New York (the "Premises"). The items of personalty and building materials to be used at the Premises which is the subject of this [contract, agreement, invoice, bill or purchase order] shall be exempt from the sales and use taxes levied by the State of New York and any political subdivision thereof if the acquisition thereof is effected in accordance with the terms and conditions set forth in the attached Sales Tax Letter of the Agency; and the Agent hereby represents that this [contract, agreement, invoice, bill or purchase order] is in compliance with the terms of the Sales Tax Letter. This [purchase order, bill of sale, invoice or contract] is non-recourse to the Agency, and the Agency shall not be directly, indirectly or contingently liable or obligated hereunder in any manner or to any extent whatsoever. By execution or acceptance of this [purchase order, bill of sale, invoice, or contract], the [vendor or contractor] hereby acknowledges and agrees the terms and conditions set forth in this paragraph."

If the Lessee shall fail or shall fail to cause to be included, incorporated by reference or otherwise cause the contract, invoice, bill or purchase order to be, subject to the above applicable language in substantially the above form, such contract, invoice, bill or purchase order shall not be an undertaking on behalf of the Agency and shall not be entitled to any of the benefits able to be conferred by the Agency, and the Lessee shall not claim any sales or use tax benefits or exemptions with respect to any such contract, invoice, bill or purchase order and the Lessee shall return to the Agency any such benefits or exemptions so taken, together with interest on such amount at the rate of twelve percent (12%) per annum, from the date of such taking.

        (c) Concurrently with the execution of this Agreement, the Agency shall make available to the Lessee the Sales Tax Letter. The Agency, at the sole cost and expense of the Lessee, and at the Agency's sole discretion shall also execute such other authorizations, letters and documents (and such amendments to the Sales Tax Letter) as may reasonably be necessary to permit the Lessee to obtain the intended benefits hereunder. Subject to the terms of this Agreement, it is intended that the aggregate scope of the sales and use tax benefits received by the Lessee pursuant to this Agreement and the Sales Tax Letter shall be limited as set forth below:

              (i)    The Sales Tax Letter shall be dated the date of original

        issuance of the Series 2002 Bonds and shall be effective for a term commencing on its date and expiring upon the earliest of (1) the termination of this Agreement, (2) the completion of the Project as provided in Section 2.2 hereof, (3) January 15, 2004, or (4) the termination of the Sales Tax Letter pursuant to Section 7.2 hereof.

              (ii) The authorizations set forth in the Sales Tax Letter shall automatically be suspended after notice to the Lessee that an event of default shall have occurred under this Agreement until the Lessee shall pay any amounts due, and perform all of its obligations with respect to any such default.

              (iii) The sales and use tax exemption to be provided pursuant to the Sales Tax Letter

                     (A) shall not be available for payment of any costs other than Eligible Materials for incorporation into or for use at the Facility,

                     (B) shall only be utilized for Eligible Materials which shall be purchased, completed or installed for use only by the Lessee only at the Facility (and not with any intention to sell, transfer or otherwise dispose of any such Eligible Materials to a person as shall not constitute the Lessee), it being the intention of the Agency and that the sales and use tax exemption shall not be made available with respect to any item of Eligible Materials unless such item is used solely by the Lessee at the Facility,

                     (C) shall only be available if that portion of the costs of the Eligible Materials for which the sales and use tax exemption is sought is paid for in whole and/or reimbursed in whole from the proceeds of the Bonds or funds of the Lessee,

                     (D)    [RESERVED],

                     (E) shall not be available for any date subsequent to which the Sales Tax Letter shall have been suspended as provided in Section 2.5(c)(ii) hereof, provided, however, that in the event the Lessee shall thereafter cure any defaults under this Agreement, or the Agency shall thereafter waive such suspension, as applicable, the sales and use tax exemption shall again continue from the date of such cure or such waiver,

                     (F) shall not be available for or with respect to any tangible personal property having a useful life of less than one year, and shall be available only if purchased by the Lessee as agent for the Agency for use by the Lessee only at the Facility,

                     (G)    [RESERVED],

                     (H) shall not be available for any cost of utilities, cleaning service or supplies,

                     (I) shall not be available for any item the acquisition or leasing of which would otherwise be exempt from Sales Taxes absent involvement by the Agency,

                     (J) shall not be available subsequent to the termination of this Agreement, and

              (iv) In the event that the Lessee shall utilize the sales or use tax exemption authorization provided pursuant to the Sales Tax Letter in violation of the provisions of Section 2.5(c)(iii) hereof, the Lessee shall promptly deliver notice of same to the Agency, and the Lessee shall, upon demand by the Agency, pay to or at the direction of the Agency a return of sales or use tax exemptions in an amount equal to all such unauthorized sales or use tax exemptions together with interest at the rate of twelve percent (12%) per annum from the date and with respect to the dollar amount for which each such unauthorized sales or use tax exemption was availed of by the Lessee.

              (v) The sales and use tax exemption authorizations provided to the Lessee under the Sales Tax Letter and this Agreement availed of by the Lessee shall extend both to those costs of Eligible Materials the paymentfor which shall first be made from the proceeds of the Series 2002 Bonds as well as to those costs of the Eligible Materials the payment of which is to be reimbursed from the proceeds of the Bonds or funds of the Lessee.

              (vi) Upon request by the Agency of, and reasonable notice to the Lessee, the Lessee shall make available at reasonable times to the Agency and the Independent Accountant all such books and records of the Lessee and require all appropriate officers and employees of the Lessee to respond to reasonable inquiries by the Agency as shall be necessary to indicate in reasonable detail those costs to which the Lessee shall have utilized the Sales Tax Letter and the dates and amounts so utilized.

              (vii) The Lessee shall use its best efforts to obtain covenants to the Agency from each materialman, supplier, vendor or laborer to whom the Sales Tax Letter is presented by the Lessee to the effect that such materialman, supplier, vendor or laborer shall not utilize the Sales
        Tax Letter for any purpose other than for the acquisition of Eligible Materials for incorporation into the Leased Premises.

        (d) The Lessee shall observe and comply with the terms and conditions of the Sales Tax Letter.

        (e) The Lessee shall annually file a statement with the New York State Department of Taxation and Finance, in the form of Form ST-340 attached hereto as Schedule B or any successor form of the State and in a manner and consistent with such regulations as is or may be prescribed by the Commissioner of the New York State Department of Taxation and Finance, of the value of all sales and use tax exemptions claimed by the Lessee or agents of the Lessee in connection with the Project and the Facility as required by Section 874(8) of the New York State General Municipal Law (as the same may be amended from time to time), including, but not limited to, consultants or subcontractors of such agents, under the authority granted pursuant to this Agreement. The Lessee shall furnish a copy of such annual statement to the Agency at the time of filing with the Department of Taxation and Finance. Should the Lessee fail to comply with the foregoing requirement, the Lessee shall immediately cease to be the agent of the Agency in connection with the Project (such agency relationship being deemed to be immediately revoked) without any further action of the parties, the Lessee shall be deemed to have automatically lost its authority as agent of the Agency to purchase Eligible Materials on the Agency's behalf, and shall desist immediately from all such activity, and shall immediately and without demand return to the Agency the Sales Tax Letter issued to the Lessee by the Agency which is in the Lessee's possession or in the possession of any agent of the Lessee. Nothing herein shall be construed as a representation by the Agency that any property acquired as part of the Project is or shall be exempt from sales taxes or use taxes under the laws of the State.

        (f) Simultaneous with the execution hereof, the Agency shall file form ST-60 with the form attached hereto as Schedule C.

                                  ARTICLE III

                     Lease of Facility and Rental Provisions
                     ---------------------------------------

        Section 3.1    Lease of the Facility.
                       ---------------------

        The Agency hereby leases to the Lessee, and the Lessee hereby leases from the Agency, the Facility for and during the term herein provided and upon and subject to the terms and conditions herein set forth. The Lessee shall at all times during the term of this Agreement occupy, use and operate the Facility as a manufacturing facility in accordance with the provisions of the Act and for the general purposes specified in the recitals to this Agreement. The Lessee shall not occupy, use or operate the Facility or allow the Facility or any part thereof to be occupied, used or operated for any unlawful purpose or in violation of any certificate of occupancy affecting the Facility or which may constitute a nuisance, public or private, or make void or voidable any insurance then in force with respect thereto.

        Section 3.2    Duration of Term.
                       ----------------

        The term of this Agreement shall commence on the date of execution and delivery of this Agreement and shall expire on December 1, 2021, or such earlier or later date as this Agreement may be terminated as hereinafter provided. The Agency hereby delivers to the Lessee and the Lessee hereby accepts sole and exclusive possession of the Facility.

        Section 3.3    Rental Provisions and Rent.
                       --------------------------

        (a) The Lessee covenants and agrees to make rental payments in immediately available funds, which the Agency agrees shall be, and directs to be, paid by the Lessee directly to the Trustee for deposit into the Reimbursement Account of the Lease Payments Fund, quarterly on the fifteenth
(15th) day of every third month (or the next succeeding Business Day if such day is not a Business Day) with respect to Mandatory Sinking Fund Installment payments due on the Bonds, commencing February 15, 2002, in an amount equal to one-fourth (1/4) of the Mandatory Sinking Fund Installments of the Bonds Outstanding next becoming due and payable pursuant to the Indenture.

        (b) The Lessee covenants and agrees that, during the term of the Initial Letter of Credit with respect to all Bonds and thereafter with respect to Bonds bearing interest other than in a Term Interest Rate Period, the Lessee shall make rental payments in immediately available funds, which the Agency agrees shall be paid by the Lessee directly to the Trustee for deposit into the Reimbursement Account of the Lease Payments Fund, on the Business Day next preceding each Interest Payment Date in an amount equal to the interest becoming due on such Bonds Outstanding on such Interest Payment Date, after crediting to such amount investment income earned on the Bond Fund during the preceding month and amounts, if any, to be transferred to the Lease Payments Fund from the Capitalized Interest Account of the Project Fund pursuant to Section 5.02(g) of the Indenture, which investment income or amounts so transferred are available for the payment of such interest. The Lessee further covenants and agrees that, after the term of the Initial Letter of Credit with respect to Bonds bearing interest in a Term Interest Rate Period, the Lessee shall make rental payments on the first (1st) day of each month (or the next succeeding Business Day if such day is not a Business Day), which the Agency agrees shall be paid directly by the Lessee to the Trustee for deposit into the Lease Payments Fund in an amount equal to one-sixth (1/6) of the interest becoming due on such Bonds Outstanding at a Term Interest Rate, on the next Interest Payment Date, in each case after crediting to such amount investment income earned on the Bond Fund during the preceding month and amounts, if any, to be transferred to the Lease Payments Fund from the Capitalized Interest Account of the Project Fund pursuant to Section 5.02(g) of the Indenture, which investment income or amounts so transferred are available for the payment of such interest. On the same Business Day as the Bank makes payment in accordance with the terms of the Letter of Credit, and so long as the Trustee has sufficient funds in the Reimbursement Account of the Lease Payments Fund, the Trustee shall wire, in same day, federal funds, the amount of the draw honored with respect to draws honored by the Bank under the Letter of Credit, at the account number and address designated by the Bank in writing.

        (c) As security for the performance of its rental payment obligations with respect to the Series 2002 Bonds and not in limitation of its obligations under Sections 3.3(a) and (b) above, the Lessee shall, simultaneously with the issuance and delivery of the Series 2002 Bonds, arrange for the delivery of the Letter of Credit to the Trustee. The Lessee hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent and at the times necessary to pay the principal and Purchase Price of, Sinking Fund Installments for, and interest on the Bonds when due (whether at maturity or by redemption or acceleration or otherwise as provided in the Indenture).

        (d) Notwithstanding anything in the foregoing to the contrary, and without prejudicing any claims the Lessee may have, if the amount on deposit and available in the Bond Fund is not sufficient to pay the principal of, Sinking Fund Installments for, redemption premium, if any, and interest on the Bonds when due (whether at maturity or by redemption or acceleration or otherwise as provided in the Indenture), the Lessee shall forthwith pay the amount of such deficiency in immediately available funds to the Trustee for deposit in the Bond Fund and such payment shall constitute rental payments under this Section 3.3.

        (e) In the event the Lessee should fail to make or cause to be made any of the payments required under the foregoing provisions of this Section, the item or installment not so paid shall continue as an obligation of the Lessee until the amount not so paid shall have been fully paid.

        (f) The Lessee shall have the option to prepay its rental obligation with respect to the Bonds, in whole or in part at the times and in the manner provided in Article VIII hereof as and to the extent provided in the Indenture for redemption of the Bonds.

        (g) At its option, to be exercised on or before the forty-fifth (45th) day next preceding the date any Bonds of a Series are to be redeemed from mandatory Sinking Fund Installments, the Lessee or an affiliate may deliver to the Trustee Bonds of such Series which the Lessee has purchased with its own funds or of which the Lessee or an affiliate is the registered Holder and which are subject to mandatory Sinking Fund Installment redemption in an aggregate principal amount not in excess of the principal amount of Bonds to be so redeemed on such date. Each such Bond so delivered shall be credited by the Trustee at one hundred percent (100%) of the principal amount thereof against the obligation of the Agency on such Sinking Fund Installment payment date and any excess over such Sinking Fund Installment shall be credited on future Sinking Fund Installments in direct chronological order, and the principal amount of Bonds to be redeemed by operation of the mandatory Sinking Fund Installments shall be accordingly reduced.

        (h) No further rental payments need be made to the Agency during the term of this Agreement once the amount of cash and/or Government Obligations deposited in the Bond Fund (which, so long as a Letter of Credit for the Bonds is required, must be Priority Amounts) is sufficient to satisfy and discharge the obligations of the Agency under the Indenture and pay the Bonds as provided in Section 10.01 of the Indenture.

        (i) The Lessee and the Agency acknowledge their intention to minimize the risk that any payment made to a Bondholder, so long as a Letter of Credit is in effect, from amounts provided by or on behalf of the Lessee may be determined by a bankruptcy court to constitute a preference. To this end the parties agree that, as and to the extent provided in Section 5.06(a) of the Indenture, payments to Bondholders shall be made only from Priority Amounts, except when and to the extent no Priority Amounts are available for the purpose, and payment obligations of the Lessee under Sections 3.3(a), (d), (e), (f) and (h) hereof are subject in all respects to the use of Priority Amounts for the payment of the Bonds. Optional prepayments permitted by the Lessee as provided in Article VIII hereof may not be made except from Priority Amounts.

        (j) Pursuant to the Indenture and the Mortgage, the Agency shall grant a lien on and security interest in the Facility prior to the lien of this Agreement, and pledge and assign to the Trustee on behalf of the Bondholders and the Bank as security for the Bonds and payment of amounts owed or owing to the Bank under the Reimbursement Agreement all of the Agency's right, title and interest in this Agreement (except for the Agency's Reserved Rights), including all rental payments hereunder and thereunder, and in furtherance of said pledge the Agency will unconditionally assign such rental payments to the Trustee for deposit in the Lease Payments Fund, in accordance with the Indenture. The Lessee hereby consents to the above-described lien and security interest, and pledge and assignment of this Agreement.

        (k) The Lessee covenants and agrees that it will comply with the provisions of the Indenture with respect to the Lessee and that the Trustee shall have the power, authority, rights and protections provided in the Indenture. The Lessee further covenants to use its best efforts to cause there to be obtained for the Agency any documents or opinions required of the Agency under the Indenture.

        Section 3.4   Obligation of Lessee Unconditional.
                      ----------------------------------

        The obligation of the Lessee to pay the rent and all other payments provided for in this Agreement and to maintain the Facility in accordance with
Section 4.1 of this Agreement, shall be absolute and unconditional, irrespective of any defense (other than payment) or any rights of setoff, recoupment or counterclaim or deduction and without any rights of suspension, deferment, diminution or reduction it might otherwise have against the Agency, the Bank (or its Issuing Agent, if any), the Trustee or the Holder of any Bond and the obligation of the Lessee shall arise whether or not the Project has been completed as provided in this Agreement and whether or not the Bank shall honor its obligations under the Letter of Credit. The Lessee will not suspend or discontinue any such payment or terminate this Agreement (other than such termination as is provided for hereunder) for any cause whatsoever, and the Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate, cancel or surrender this Agreement or any obligation of the Lessee under this Agreement or the Facility or any part thereof except as provided in this Agreement or to any abatement, suspension, deferment, diminution or reduction in the rentals or other payments hereunder.

        Section 3.5   Grant of Security Interest.
                      --------------------------

        In order to secure the payment of rentals and all the obligations of the Lessee hereunder, the Lessee hereby grants a security interest to the Agency in all of the Lessee's right, title, if any, and interest in and to the fixtures constituting part of the Facility Realty.

        Lessee's Property shall not be subject to this security interest.

        Section 3.6   Right of Set-Off.
                      ----------------

        The Lessee hereby grants to the Agency, the Trustee for the equal and ratable benefit of all Bondholders and the Bank a lien and right of set-off for all the Lessee's liabilities and obligations under this Agreement and the other Security Documents to which it is a party against all the deposits, credits and property of the Lessee and any collateral of the Lessee now or hereinafter in the possession, under the control of the Agency, the Trustee and the Bank, and agrees that the same may be applied against such liabilities and obligations at any time after an Event of Default has occurred under this Agreement provided, however, the Lessee shall have no right of set-off as to monies due and owing to the Bank under the Bank Documents (as such term is defined in the Reimbursement Agreement), and neither the Trustee nor the Agency shall have a right of set off against funds held by the Trustee for the benefit of the Bank in the Reimbursement Account of the Lease Payments Fund, so long as the Bank (or its Issuing Agent, if any) is honoring draws under the Letter of Credit in accordance with its terms.

        Section 3.7    Payment of Purchase Price of Tendered Bonds.
                       -------------------------------------------

        (a) The Lessee agrees to cause to be paid to the Trustee, in accordance with Section 3.7(b) hereof, on each day on which a payment of the Purchase Price of a Series 2002 Bond becomes due, all amounts which, together with other moneys held by the Trustee under the Indenture and available therefor, shall be necessary for the payment of such Purchase Price when due under the Indenture. Each such payment by the Lessee to the Tender Agent in accordance with this Section shall be in immediately available funds and paid to the Tender Agent at its principal office on each Purchase Date.

        (b) The Lessee shall provide for the payment of the amount to be paid pursuant to this Section 3.7 by delivery of the Letter of Credit to the Trustee, simultaneously with the issuance and delivery of the Series 2002 Bonds. The Lessee hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to make such payments when due. The obligation of the Lessee pursuant to this paragraph shall be deemed satisfied and discharged to the extent of any corresponding drawing made by the Trustee on the Letter of Credit and applied to such payment.

        (c) The Lessee shall, at its discretion, either (i) directly pay to the Bank amounts sufficient to reimburse the Bank for any amounts drawn on the Letter of Credit to pay the Purchase Price of any Series 2002 Bond; provided, however, the Lessee shall notify the Trustee of any and all amounts paid directly to the Bank pursuant to this Section 3.7(c)(i); or (ii) pay to the Trustee for deposit into the Reimbursement Account of the Lease Payments Fund amounts sufficient to reimburse the Bank by the close of business on a Business Day for any amounts drawn on the Letter of Credit to pay the Purchase Price of any Series 2002 Bond; provided, however, that the Lessee shall make such payment in immediately available funds by no later than 12 noon, New York City time, on such Business Day; provided, further, that if reimbursement for such amounts is due and payable under the Reimbursement Agreement, amounts in the Reimbursement Account of the Lease Payments Fund shall be transferred therefor upon the written request of the Bank with a simultaneous copy to the Lessee.

        (d) The Lessee hereby approves and agrees to be bound by the provisions of the Indenture regarding the purchase, offer, sale and delivery of Bonds tendered for purchase thereunder. The Lessee shall have all of the rights and obligations provided in the Indenture with respect to the Lessee in connection with such transactions and the appointment of the Tender Agent and the Remarketing Agent thereunder. The Agency shall have no obligation or responsibility with respect to the purchase of Bonds or any related arrangements, except that the Agency at the expense of the Lessee shall cooperate in the making of any such arrangements.

        Section 3.8    Letters of Credit; Fixed Rate Credit Facility.
                       ---------------------------------------------

        (a) In order to secure, evidence or be otherwise in furtherance of the obligations of the Lessee under Sections 3.3 and 3.7 hereof, the Lessee may, but shall not be obligated to, provide, subject to the provisions of Sections 3.8(b) and (c) hereof, one or more Letters of Credit or Fixed Rate Credit Facilities, from time to time, and, subject to the provisions of this

Section 3.8, may, from time to time, terminate, or cause or allow to be terminated, any such Letter of Credit. The Lessee hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit, and to take actions under the Letter of Credit or any Fixed Rate Credit Facility, in accordance with the terms thereof and of the Indenture.

     (b) Each Letter of Credit shall be the obligation of the Bank (or its Issuing Agent, if any) to pay to the Trustee, in accordance with the terms thereof, such amounts as shall be specified therein and available to be drawn thereunder for the timely payment of the principal of and interest on the Series 2002 Bonds, and the Purchase Price of the Series 2002 Bonds, required to be made pursuant to, and in accordance with, the provisions of the Indenture. Upon the initial authentication and delivery of the Series 2002 Bonds, the Lessee shall deliver to the Trustee the Initial Letter of Credit as security for the payment of its obligations under Sections 3.3 and 3.7 hereof. The Initial Letter of Credit shall expire upon the earlier of January 14, 2007 or the date of occurrence of one of the events specified therein resulting in expiration thereof.

     The Lessee may, at its election, and with the prior written consent of the Bank, provide for one or more extensions of the Letter of Credit in accordance with its terms and the terms of the Reimbursement Agreement.

     (c) Subject to the provisions of Sections 3.8(d), (e) and (f) below, the Lessee may terminate or cause or allow a Letter of Credit to be terminated and to replace a terminating or expiring Letter of Credit with a Substitute Letter of Credit, only if on or prior to the fiftieth (50th) day prior to the proposed effective date of such Termination or Expiration:

         (i) the Lessee shall deliver to the Agency, the Trustee, the Remarketing Agent and the Bank a notice which (1) states the effective date of such termination, and (2) directs the Trustee, after taking such actions thereunder as are required to be taken to provide moneys due under the Indenture in respect of the Series 2002 Bonds or the purchase thereof, to surrender any evidence of the Letter of Credit to be terminated to the obligor thereon on the effective date of such Termination, and to thereupon deliver any and all instruments to effect such Termination which may be reasonably requested by such obligor; and

         (ii) the Lessee shall furnish to the Agency, the Trustee and the Remarketing Agent (1) the Substitute Letter of Credit; (2) if applicable, an opinion of Nationally Recognized Bond Counsel to the effect that substitution of such Substitute Letter of Credit (a) is lawful under the Act and authorized under this Agreement and complies with the terms hereof and of the Indenture and (b) will not adversely affect the validity of a Series of Bonds; (3) an opinion of counsel, reasonably satisfactory to the Trustee, for the issuer of the Substitute Letter of Credit to the effect that such Substitute Letter of Credit is a legal, valid and binding obligation of such issuer, enforceable in accordance with its terms; and
     (4) an opinion of Nationally Recognized Bond Counsel experienced in securities law to the effect that such Substitute Letter of Credit does not require registration under any applicable federal securities laws.

     Any such substitute Letter of Credit shall be issued by a bank acceptable to the Agency and the Remarketing Agent, shall expire no earlier than one year from the date of its effective date, shall provide that funds can be drawn for the purposes and in the amounts and at the times provided for in the Indenture and shall otherwise be in form and substance reasonably acceptable to the Agency and the Trustee.

     The Lessee and the Agency agree that the Series 2002 Bonds shall be subject to mandatory tender for purchase on the Business Day immediately prior to the substitution of a Substitute Letter of Credit unless prior to such date the Lessee shall deliver or cause the delivery of a written confirmation from each Rating Agency to the effect that the substitution of the Substitute Letter of Credit will not, by itself, result in a reduction or withdrawal of its ratings then in effect on the Bonds. The Lessee and the Agency further agree that except during a Term Interest Rate Period ending December 1, 2021, the Series 2002 Bonds shall be subject to mandatory redemption on the fifth (5th) Business Day immediately preceding the Termination or Expiration of the then existing Letter of Credit in the event that a Substitute Letter of Credit is not obtained and delivered to the Trustee at least fifty days prior to such expiration or termination in the manner herein provided.

     (d) For any Term Interest Rate Period ending December 1, 2021, the Lessee shall maintain a Fixed Rate Credit Facility meeting the requirements of this
Section 3.8 and Section 2.12 of the Indenture, unless (i) the Agency in writing waives such requirement and (ii) the Remarketing Agent determines that maintenance of a Fixed Rate Credit Facility is not necessary for the remarketing of the Bonds upon adjustment to such Term Interest Rate Period.

     Each Fixed Rate Credit Facility shall be delivered to the Trustee on or prior to the 30th day prior to the proposed effective date of any adjustment to a Term Interest Rate Period ending December 1, 2021, and shall become effective on or prior to such effective date; provided, however, that in accordance with
Section 2.03(b)(ii) of the Indenture, no such Fixed Rate Credit Facility shall be required if (i) the Agency in writing waives such requirement and (ii) the Remarketing Agent determines that maintenance of a Fixed Rate Credit Facility is not necessary for the remarketing of the Bonds upon adjustment to such a Term Interest Rate Period. Each Fixed Rate Credit Facility shall be in form and substance acceptable to the Agency and the Trustee, shall be issued by a bank, insurance company or corporation acceptable to the Agency and Trustee and shall be accompanied upon delivery with (i) a written confirmation from each Rating Agency to the effect that the delivery of the Fixed Rate Credit Facility will not, by itself, result in a reduction or withdrawal of its Long-Term ratings then in effect on the Series 2002 Bonds, (ii) an enforceability opinion relating to such Fixed Rate Credit Facility, satisfactory to the Agency, the Trustee, the Remarketing Agent and any Rating Agency, (iii) an opinion of Nationally Recognized Bond Counsel that delivery of such Fixed Rate Credit Facility is lawful under the Act and is authorized or permitted by this Indenture and (iv) such other opinions and certificates relating to the Fixed Rate Credit Facility, the issuer of the Fixed Rate Credit Facility and the Lessee as the Agency, the Trustee or the Remarketing Agent may reasonably require.

     (e) No Termination of a Letter of Credit described in this Section 3.8 shall take place if moneys described in Section 5.06(a)(i), (ii) or (iii) of the Indenture shall not be available to pay the Purchase Price of the Series 2002 Bonds upon mandatory tender for purchase pursuant to Section 2.06 of the Indenture.

     (f) Anything in this Agreement or the Indenture to the contrary notwithstanding, (1) if a Substitute Letter of Credit is to be provided, the Substitute Letter of Credit shall become effective on or before the Termination date of the prior Letter of Credit, if any, and (2) in the event that the Termination of a Letter of Credit and the provision of a Substitute Letter of Credit in lieu thereof shall require a mandatory tender for purchase of Series 2002 Bonds pursuant to Section 2.06 of the Indenture, the Termination of such Letter of Credit shall not occur until the Trustee shall have made such drawings, if any, or taken such other actions, if any, thereunder as shall be required under the Indenture in order to provide sufficient moneys for such mandatory tender for purchase of Series 2002 Bonds on the date fixed for such mandatory tender for purchase, and such moneys shall have been provided to the Trustee.

                                   ARTICLE IV

           Maintenance, Taxes, Payments in Lieu of Taxes and Insurance
           -----------------------------------------------------------

     Section 4.1 Maintenance, Alterations and Improvements.
                 -----------------------------------------

     (a) During the term of this Agreement, the Lessee will keep the Facility in good and safe operating order and condition, ordinary wear and tear excepted, will occupy, use and operate the Facility in the manner for which it was designed and intended and contemplated by this Agreement and in careful, prudent and efficient manner, and will make all replacements, renewals and repairs thereto (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen) reasonably necessary to ensure that the security for the Bonds shall not be impaired. All replacements, renewals and repairs shall be equal in quality, class and value to the original work and be made and installed in compliance with the requirements of all governmental bodies. The Agency shall be under no obligation to replace, service, test, adjust, erect, maintain or effect replacements, renewals or repairs of the Facility, to effect the replacement of any inadequate, obsolete, worn-out or unsuitable parts of the Facility, or to furnish any utilities or services for the Facility and the Lessee hereby agrees to assume full responsibility therefor.

     (b) Other than the initial renovations which are estimated to be completed by January 15, 2005 and paid from the Lessee's own funds, all as set forth in the financing application to the Agency, and subject to applicable provisions of the Reimbursement Agreement, the Lessee shall have the privilege of making such alterations of or additions to the Facility or any part thereof from time to time as it in its discretion may determine to be desirable for its uses and purposes, provided that (i) the fair market value of the Facility is not reduced below its value immediately before such alteration or addition and the usefulness, structural integrity or operating efficiency of the Facility is not impaired, (ii) such additions or alterations are effected with due diligence, in a good and efficient manner and in compliance with all applicable legal requirements, (iii) such additions or alterations are promptly and fully paid for by the Lessee in accordance with the terms of the applicable contract(s) therefor, and in order that the Facility shall at all times be free of any mortgage, lien, charge, encumbrance, security interest or claim other than Permitted Encumbrances, (iv) such additions or alterations are made, in case the estimated cost of such alteration or addition exceeds $500,000, under the supervision of an Independent Engineer and in accordance with plans, specifications and cost estimates approved by the Bank (or, if the Letter of Credit is no longer in effect, and all amounts owed to the Bank under the Reimbursement Agreement are paid in full, the Agency and the Trustee) and only after the Lessee shall have furnished to the Agency and the Trustee, if requested, a labor and materials payment bond, or other security, reasonably satisfactory to the Agency, the Bank and the Trustee and (v) such additions or alterations do not change the nature of the Facility so that it would not constitute a civic facility and a qualified "project" as defined in and as contemplated by the Act. All alterations of and additions to the Facility shall constitute a part of the Facility, subject to this Agreement, the Indenture, the Mortgage and the other Security Documents, and the Lessee shall deliver or cause to be delivered to the Agency appropriate documents as may be necessary to convey title to such property to the Agency and to subject such property to this Agreement and the lien and security interest of the Mortgage, free and clear of all liens, charges, encumbrances, security interests or claims other than Permitted Encumbrances.

     (c) The Lessee shall have the right to install or permit to be installed at the Facility Realty machinery, equipment and other personal property (the "Lessee's Property") without conveying title to such property to the Agency or subjecting such property to this Agreement and the lien and security interest of the Mortgage, provided, that no such property has been paid for with the proceeds of the Bonds. The Agency shall not be responsible for any loss of or damage to the Lessee's Property. Except as may be provided expressly to the contrary in the Reimbursement Agreement, the Lessee shall have the right to create or permit to be created any mortgage, encumbrance, lien or charge on, or conditional sale or other title retention agreement with respect to, the Lessee's Property.

     (d) The Lessee shall not create, permit or suffer to exist any mortgage, encumbrance, lien, security interest, claim or charge against the Facility or any part thereof, or the interest of the Lessee in the Facility or this Agreement except for Permitted Encumbrances. The Lessee covenants that it shall take or cause to be taken all action, including all filing and recording, as may be necessary to ensure that the Mortgage shall constitute a first mortgage lien on the Facility.

     Section 4.2 Removal of Property of the Facility.
                 -----------------------------------

     (a) The Lessee shall have the privilege from time to time of removing from the Facility any fixture constituting part of the Facility Realty (the "Existing Facility Property"), provided that:

         (i) such Existing Facility Property is substituted or replaced by property (A) having equal or greater fair market value, operating efficiency and utility, and (B) being free of all mortgages, liens, charges, encumbrances, claims and security interests other than Permitted Encumbrances; or

         (ii) if such Existing Facility Property is not to be substituted or replaced by other property but is instead to be sold, scrapped, traded in or otherwise disposed of in an arms' length, bona fide transaction, and the aggregate fair market value of such items so removed for any Fiscal Year of the Lessee exceeds $250,000, the Lessee shall pay to the Trustee for deposit in the Reimbursement Account of the Lease Payments Fund for application in connection with the redemption of Bonds or payment of amounts owed or owing to the Bank under the Reimbursement Agreement (or, if no Letter of Credit is in effect, and all amounts owed to the Bank under the Reimbursement Agreement have been paid in full, in the Redemption Account of the Bond Fund) the amounts derived from such sale or scrapping, the trade-in value credit received or the proceeds received from such other disposition;

provided, however, no such removal as set forth in paragraph (i) or (ii) above shall be effected if (w) such removal would change the nature of the Facility as a qualified "project" as defined in and as contemplated by the Act, (x) such removal would impair the usefulness, structural integrity or operating efficiency of the Facility, (y) such removal would reduce the fair market value of the Facility below its value immediately before such removal (except by the amount deposited in the Reimbursement Account of the Lease Payments Fund or in the Redemption Account of the Bond Fund pursuant to paragraph (ii) above), or (z) if there shall exist and be continuing an Event of Default hereunder or under the Reimbursement Agreement.

     (b) The Lessee shall deliver or cause to be delivered to the Agency, the Bank and the Trustee appropriate documents conveying to the Agency title to any property installed or placed upon the Facility pursuant to Section 4.2(a)(i) hereof and subjecting such substitute or replacement property to this Agreement and the lien and security interest of the Mortgage, and upon written request of the Lessee, the Agency shall deliver to the Lessee appropriate documents releasing any property removed from the Facility pursuant to Section 4.2(a) hereof from the lien thereon and security interest therein granted under the Mortgage. The Lessee agrees to pay all costs and expenses (including reasonable counsel fees) incurred in subjecting to this Agreement and the lien and security interest of the Mortgage of any property installed or placed on the Facility Realty as part of the Facility pursuant to this Section 4.2.

     (c) The removal from the Facility of any Existing Facility Property pursuant to the provisions of Section 4.2(a) hereof shall not entitle the Lessee to any abatement or reduction in the rentals and other amounts payable by the Lessee under this Agreement.

     (d) Within 120 days after the close of each Fiscal Year of the Lessee (i) during which Fiscal Year action was taken by the Lessee pursuant to Section 4.1(b) or 4.2(a) hereof, the Lessee shall furnish to the Agency, the Bank and the Trustee a written report of an Authorized Representative of the Lessee summarizing the action taken by the Lessee during such preceding Fiscal Year and stating that, in his opinion, such action complied with the applicable provisions of Section 4.1(b) or 4.2(a) hereof, as the case may be; or (ii) during which Fiscal Year of the Lessee no action was taken by the Lessee pursuant to Section 4.1(b) or 4.2(a) hereof, the Lessee shall furnish to the Agency, the Bank and the Trustee a certificate of an Authorized Representative of the Lessee certifying to the fact that no such action was taken by the Lessee pursuant to such Section 4.1(b) or 4.2(a) during such preceding Fiscal Year.

     Section 4.3 Payment in Lieu of Real Estate Taxes.
                 ------------------------------------

     (a) Description and Address of Project:
         ----------------------------------

     The Project consists of the acquisition and improvement of a manufacturing facility consisting of the acquisition of one parcel of real property and the renovation, equipping, and improvement of an approximately 34,400 square foot manufacturing facility thereon, all for use in the manufacture of flavoring and fragrance products. The Facility Realty is located at 10 Edison Street East, Amityville, New York, being Block 2 and Lot 15.001.

     (b) Payments Prior to PILOT Commencement Date:
         -----------------------------------------

     The PILOT Commencement Date shall be as defined in subsection (d) hereof. Until the PILOT Commencement Date, or such later date as the Facility Realty is determined to be exempt from real estate taxes, the Lessee shall pay to the Agency all real estate taxes with respect to the

Facility Realty at such times, in such manner and in such amounts as would be applicable if the Facility Realty were owned by the Lessee and not owned by the Agency.

     (c) Payments in Lieu of Real Estate Taxes, Generally:
         ------------------------------------------------

     It is recognized that under the provisions of the Act the Agency is required to pay no real estate taxes upon any of the property acquired by it or under its jurisdiction or control or supervision or upon its activities. The Agency and the Lessee agree, however, that the Lessee shall be required to make payments in lieu of real estate taxes with respect to the Facility Realty, payable to the Agency, in the manner and at the time provided in subsection (d) below or at such other times as the Agency may designate in writing.

     The Agency makes no representation as to the availability of an exemption from real estate taxes for the Facility Realty in the event that the Town Receiver of Taxes, the Assessors' Office of the Town or any other relevant official of the Town fails to recognize the Agency's exemption from real estate taxes on the basis of a discrepancy existing between the Facility Realty and the tax map of the Town of Babylon or the existence of another impediment to implementation of the Agency's exemption contemplated hereunder.

     (d) Payments in Lieu of Taxes on the Land:
         -------------------------------------

     For the period commencing on the PILOT Commencement Date until the earlier of (i) February 28, 2013 (the "Abatement Termination Date"), (ii) the date on which the Agency no longer owns the Facility, or (iii) the date that real estate taxes with respect to Normal Tax Due shall be due and payable with respect to the Facility Realty, the Lessee shall make payment in lieu of real estate taxes, as follows:

     Definitions
     -----------

         X =                          then current assessed value of the Land

         PILOT Commencement Date =    March 1, 2002



         Normal Tax Due =             those payments for taxes and assessments,
                                      other than special ad valorem levies,
                                      special assessments and service charges
                                      against real property located in the Town of Babylon (including any existing incorporated village or any village which may be incorporated after the date hereof, within which the Facility is wholly or partially located) which are or may be imposed for special improvements or special district improvements, which the
                                      Lessee would pay without exemption.

     Payment
     -------

     Tax Year (following the PILOT Commencement Date)
     ------------------------------------------------

     1    45%        Normal Tax Due on X
     2    50.5%      Normal Tax Due on X
     3    56%        Normal Tax Due on X
     4    61.5%      Normal Tax Due on X
     5    67%        Normal Tax Due on X
     6    72.5%      Normal Tax Due on X
     7    78%        Normal Tax Due on X
     8    83.5%      Normal Tax Due on X

     9    89%        Normal Tax Due on X
     10   94.5%      Normal Tax Due on X


     11   and thereafter 100% of Normal Tax Due on X

     The tax benefits provided for in this subsection 1(d) shall be deemed to commerce on the PILOT Commencement Date. In no event shall the Lessee be entitled to receive tax benefits relative to the increased assessment due to the Facility under this agreement for a period longer than the period set forth in the formula immediately above. Notwithstanding the foregoing, the Lessee further covenants and agrees that for any period that the Agency continues to hold title to the Facility after February 28, 2013, the Lessee shall pay Normal Tax due on X in accordance with the provisions of this
     Section 4.3.

     (e) The Lessee shall pay the amounts set forth in paragraph (d) above, as applicable, within 40 days after receipt of bills from the Agency. Failure to receive a bill shall not relieve the Lessee of its obligation to make all payments provided for hereunder, but no penalties or interest shall accrue for any bills not received by the Lessee. Payments shall be made directly to the Agency. Payments made after the due date(s) as set forth in the applicable bills shall accrue interest (and penalties) at the rates applicable to late payments of taxes for the respective Taxing Jurisdictions.

     (f) The Agency may file a lien on the Facility Realty in order to secure amounts due the Agency hereunder or, at its election, may at any time require that the Lessee grant such lien to the Agency as a condition to any lease of the Facility to the Lessee pursuant to the terms hereof, provided that, any such lien shall be subject and subordinate to the lien of the Mortgage. This Agreement may be filed in the real property records of the County of Suffolk pertaining to the Facility Realty at the expense of the Lessee.

     (g) As long as provisions of this Section 4.3 are in effect, the Agency and the Lessee agree that (i) the Lessee shall be deemed to be the owner of the Facility Realty for the purpose of instituting judicial review of any assessment of the real estate with respect to the Facility Realty pursuant to the provisions of Articles 5 and 7 of the Real Property Tax Law or any other applicable law as the same may be amended from time to time; and (ii) the Lessee shall have full authority to file grievances, protests, and proceedings protesting any present or future assessment on the Facility Realty; and (iii) the Lessee shall accept as valid any and all final assessments placed on the Facility Realty by the Assessor of the Town of Babylon after the final determination of any grievance, protest, or judicial review contemplated under subparagraph (ii) above.

     The Agency shall provide or cause to be provided to the Lessee, in the same manner and at the same time as if the Lessee were a taxpayer (or within fifteen calendar days thereof), notice of any proposed change in assessment of the Facility Realty. Notwithstanding the foregoing, in the event that the assessment of the real estate with respect to the Facility Realty, including any additions thereto, is reduced as a result of any such grievance, protest or judicial review so that the Lessee would be entitled to receive a refund or refunds of taxes paid to the respective Taxing Jurisdictions as if the Lessee were the owner of the Facility Realty, the Lessee shall not be entitled to receive a refund or refunds of the payments in lieu of taxes paid pursuant to this Agreement. In such event, the Lessee's sole relief and remedy shall be the receipt of a credit against prospective payments in lieu of taxes to be paid to the Agency pursuant to this Agreement measured from the date the credit is granted in the amount, within the below described limits, equal to the refund or refunds of taxes paid to the respective Taxing Jurisdictions prior to the date of this Agreement that the Lessee would be entitled to receive if the Lessee were the owner of the Facility Realty and any additions thereto. Provided however, that (i) such credit shall be available and payable only to the Lessee or any permitted sublessee hereunder only during the term of this Lease Agreement and (ii) the amount of such credit shall not exceed aggregate payments in lieu of taxes to be paid under this Lease Agreement measured from the date of the settlement of such grievance or protest or the date the judgment respecting such credit is entered. In no event shall the Lessee have any claim against funds of the Agency with respect to credits provided for in this paragraph (g).

     (h) Subject to the provision of paragraph (g) hereof, the Lessee shall have all of the rights and remedies of a taxpayer as if and to the same extent as if the Lessee were the Owner of the Facility Realty with respect to any proposed assessment or change in assessment with respect to the Facility Realty by any of the Taxing Jurisdictions and likewise shall be entitled to protest before and be heard by the appropriate assessors, and shall be entitled to take any and all appropriate appeals or initiate any proceedings to review the validity or amount of any assessment or the validity or amount of any tax equivalent provided for herein, provided, however, that the Lessee agrees that any action taken by the Lessee to reduce an assessed value of the Facility Realty below any such assessed value extant on the date hereof shall constitute a default hereunder.

     (i) To the extent the Facility Realty is declared to be subject to taxation or assessment by a final judgment of a court of competent jurisdiction, an amendment to the Act, or other legislative change, or by final judgment of a Court of competent jurisdiction, the obligations of the Lessee under this
Section 4.3 shall, to such extent, be null and void and the Lessee may immediately exercise its option to purchase the Facility pursuant to Article XI hereof.

     To the extent permitted by law, any payments previously made shall be credited against any taxes then due and payable and nothing herein contained shall prohibit the Lessee from contesting the validity or constitutionality of any such amendment, legislative change or judicial decision.

     (j) If the Lessee enters into any written agreement with any Taxing Jurisdiction providing for payments in lieu of taxes by the Lessee to any or all of them, so much of the agreements as relates to the Taxing Jurisdiction with which the Lessee has entered into said written agreement shall be automatically modified to reflect the terms of any such written agreement, and any such written agreement shall be deemed to be incorporated herein by reference and made a part hereof as an amendment or modification hereof. Should the Lessee receive any exemption from any of the Taxing Jurisdictions, this Agreement shall automatically be modified to reflect the extent of such exemption.

     (k) Subsequent Alterations and Improvements:
         ---------------------------------------

     If, at any time after completion of the Project, the Lessee shall make any structural alterations of or additions to the Facility Realty the cost of which [in the aggregate] exceed $100,000 (the "Additional Improvements"), the Company shall deliver written notice to an Authorized Representative of the Agency of same within thirty (30) days after the completion thereof. The Agency shall thereupon request that the Improvements constituting a part of the Facility Realty (including any such Additional Improvements) be reassessed by the appropriate officer or officers of the Town and the Lessee shall make additional payment in lieu of taxes equal to:

         (1) the amount of increase in assessed valuation of the Facility Realty when the Additional Improvements are first assessed as completed, multiplied by

         (2) the Town's real property tax rate prevailing after such first assessment and thereafter.

     (l) Withdrawal of Real Estate Tax Abatement:
         ---------------------------------------

     The Lessee understands and agrees that the Lessee is required to pay or cause to be paid, as additional payments in lieu of real estate taxes, the amount of taxes that the Lessee would have been required to pay as if it were the owner of the Facility Realty and improvements constituting the Facility Realty for that portion of the Facility Realty, if any, utilized or occupied by any Person other than the Lessee for so long as such utilization or occupation shall continue. The Lessee hereby represents to the Agency that no portion of the Facility Reality is utilized or occupied or is intended to be utilized or occupied by Persons other than the Lessee. The Lessee agrees that it shall immediately notify in writing the Agency or cause said written notice to be given in the event that there shall be any change in the portion of the Facility Realty utilized or occupied by any Person other than the Lessee. The Lessee understands and agrees that in such event, unless the Agency in its sole discretion shall determine otherwise, the amounts payable by the Lessee as additional payments in lieu of taxes shall be adjusted to an amount equal to the amount of taxes that the Lessee would have been required to pay as if it were the owner of the Facility Realty for that portion of the Facility Realty utilized or occupied by Persons other than the Lessee for so long as such utilization or occupation shall continue.

         Commencing as of the date in which the Facility Realty is not used in accordance with the Act and this Agreement or upon the occurrence of an Event of Default under this

Agreement, the Lessee shall be required to make payments in lieu of real estate taxes on the Facility Realty in such amounts as would result from taxes levied on the Facility Realty if the Facility Realty were owned by the Lessee. For purposes of the determination of such payments in lieu of real estate taxes, the tax rate shall be the rate then in effect as shown on the records of the proper Town department.

     (m) Survival of Obligations:
         -----------------------

     The obligations of the Lessee under this Section 4.3 incurred prior to any termination hereof shall survive the termination or expiration of this Agreement for any reason whatsoever. The Agency, in its sole discretion and in furtherance of the purposes of the Act, may waive, in whole or in part, payments in lieu of taxes set forth in this Section 4.3, for good cause shown.

     Section 4.4 Taxes, Assessments and Charges.
                 ------------------------------

     The Lessee shall pay when the same shall become due all taxes (except to the extent that the Lessee shall have made payments in lieu in respect thereof as provided in Section 4.3 hereof) and assessments, general and specific, if any, levied and assessed upon or against the Facility, this Agreement, any estate or interest of the Agency or the Lessee in the Facility, or the rentals hereunder or during the term of this Agreement, and all water and sewer charges, special district charges, assessments and other governmental charges and impositions whatsoever, foreseen or unforeseen, ordinary or extraordinary, under any present or future law, and charges for public or private utilities or other charges incurred in the occupancy, use, operation, maintenance or upkeep of the Facility, all of which are herein called "Impositions". The Agency shall promptly forward to the Lessee any notice, bill or other statement received by the Agency concerning any Imposition. The Lessee may pay any Imposition in installments if so payable by law, whether or not interest accrues on the unpaid balance. The Lessee shall not be required to pay any Imposition so long as the validity thereof is being challenged in good faith by appropriate proceedings and the Lessee shall have deposited with the Trustee the amount of such proposed Imposition.

     In the event the Facility is exempt from Impositions solely due to the Agency's ownership of the Facility, the Lessee shall pay all Impositions to the appropriate taxing authorities equivalent to the Impositions which would have been imposed on the Facility if the Lessee were the owner of record of the Facility.

     Section 4.5 Insurance.
                 ---------

     (a) At all times throughout the term of this Agreement, including without limitation during any period of construction of the Facility, the Lessee shall maintain insurance, with insurance companies licensed to do business in the State, against such risks, loss, damage and liability (including liability to third parties) and for such amounts as are customarily insured against by other enterprises of like size and type as that of the Lessee, including, without limitation:

         (i) To the extent not covered by the public liability insurance referred to below, Owners & Contractors Protective Liability Insurance for the benefit of the Lessee, the Agency and the Trustee in a minimum amount of $5,000,000 aggregate coverage for personal injury and property damage;

          (ii) (A) Property Damage Insurance and (B) during any period of the construction or reconstruction of any portion of the Facility, Builders' All Risk Insurance written on "100% builders' risk completed value, non-reporting form" including coverage therein for "completion and/or premises occupancy" during any period of construction or reconstruction of the Facility, and coverage for property damage insurance, all of which insurance shall include coverage for removal of debris, insuring the buildings, structures, machinery, equipment, facilities, fixtures and other property constituting a part of the Facility against loss or damage to the Facility by fire, lightning, vandalism, malicious mischief and other casualties, with standard extended coverage endorsement covering perils of windstorm, hail, explosion, aircraft, vehicles and smoke (except as limited in the standard form of extended coverage endorsement at the time in use in the State) at all times in an amount such that the proceeds of such insurance shall be sufficient to prevent the Lessee, the Agency, the Bank, or the Trustee from becoming a co-insurer of any loss under the insurance policies but in any event in amounts equal to not less than the greater of
     (A) 90% of the actual replacement value of the Facility as determined by a qualified insurance appraiser or insurer (selected by the Lessee and approved by the Agency, the Bank and the Trustee) not less often than once every year, at the expense of the Lessee, and (B) the amount required to be maintained pursuant to the Reimbursement Agreement; any such insurance may provide that the insurer is not liable to the extent of the first $100,000 with the result that the Lessee is its own insurer to the extent of $100,000 of such risks;

          (iii) Public liability insurance in accordance with customary insurance practices for similar operations with respect to the Facility and the business thereby conducted in a minimum amount of $5,000,000, which insurance (A) will also provide coverage of the Lessee's obligations of indemnity under Section 6.2 hereof (other than under Sections 6.2(a)(i) and (ii) and, to the extent not otherwise reasonably available, 6.2(c) hereof),
     (B) may be effected under overall blanket or excess coverage policies of the Lessee or any Affiliate thereof, provided, however, that at least $500,000 is effected by a comprehensive liability insurance policy, and (C) shall not contain any provisions for deductible amount greater than $20,000;

          (iv) Boiler and machine property damage insurance in respect of any steam and pressure boilers and similar apparatus located on the Facility Realty from risks normally insured against under boiler and machinery policies and in amounts and with deductibles customarily obtained for similar business enterprises and in each case approved by the Agency, or the Bank pursuant to the Reimbursement Agreement, and the Trustee;

          (v) Workers' compensation insurance, disability benefits insurance and such other forms of insurance which the Lessee or the Agency is required by law to provide covering loss resulting from injury, sickness, disability or death of the employees of the Lessee or any Affiliate thereof, or any contractor or subcontractor performing work with respect to the Facility; the Lessee shall require that all said contractors and subcontractors shall maintain all forms or types of insurance with respect to their employees required by laws;

          (vi) Business Interruption insurance shall be secured on all operations of the Lessee covering the loss of gross earnings of the Lessee (and extra expense incurred) by reason of the total or partial suspension of, or interruption in, the use or occupancy of the operating assets of the Lessee caused by loss or damage to, or destruction of, any part of said operating assets, covering a period of suspension or interruption of a minimum of one year, in an amount not less than the maximum debt service on the Bonds due in any year (Sinking Fund Installments, if any, and principal, other than principal to be paid from Sinking Fund Installments, plus interest), together with additional expenses of the Lessee expected to be incurred during such period.

          (vii) Such other insurance in such amounts and against such insurable hazards as the Agency or the Trustee, or the Bank pursuant to the Reimbursement Agreement or the Mortgage, from time to time may reasonably require.

     (b) All insurance required by Section 4.5(a) above shall be procured and maintained in financially sound and generally recognized responsible insurance companies authorized to write such insurance in the State.

     (c) Each of the policies or binders evidencing the insurance required above to be obtained shall:

          (i) designate (except in the case of workers' compensation insurance) the Lessee, the Trustee, the Bank and the Agency as additional insureds as their respective interests may appear;

          (ii) provide that all insurance proceeds with respect to loss or damage to the property of the Facility in excess of $500,000 be endorsed and made payable to the Trustee and the Bank shall name the Trustee and the Bank as loss payees, as their interests shall appear under the standard loss payee clause and as mortgagees under the terms of a standard mortgagee clause, which insurance proceeds shall be paid over to the Trustee and the Bank and deposited in the Renewal Fund to be held by the Trustee for the benefit of the Holders of the Bonds and the Bank;

          (iii) provide that there shall be no recourse against the Agency, the Bank or the Trustee for the payment of premiums or commissions or (if such policies or binders provide for the payment thereof) additional premiums or assessments;

          (iv) provide that in respect of the respective interests of the Agency, the Bank and the Trustee in such policies, the insurance shall not be invalidated by any action or inaction of the Lessee (other than non-payment of premium) or any other Person and shall insure the Agency and the Trustee regardless of, and any losses shall be payable notwithstanding, any such action or inaction;

          (v) provide that such insurance shall be primary insurance without any right of contribution from any other insurance carried by the Agency, the Bank or the Trustee to the extent that such other insurance provides the Agency, the Bank or the Trustee, as the case may be, with contingent and/or excess liability insurance with respect to its respective interest as such in the Facility;

         (vi) provide that if the insurers cancel such insurance for any reason whatsoever, including the insured's failure to pay any accrued premium, or the same is allowed to lapse or expire, or there be any reduction in amount, or any material change is made in the coverage, such cancellation, lapse, expiration, reduction or change shall not be effective as to the Agency, the Bank or the Trustee until at least ten (10) days after receipt by the Agency, the Bank and the Trustee, respectively, of written notice by such insurers of such cancellation, lapse, expiration or change;

         (vii) waive any right of subrogation of the insurers thereunder against any Person insured under such policy, and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Person insured under such policy; and

         (viii) contain such other terms and provisions as any owner or operator of facilities similar to the Facility would, in the prudent management of its properties, require to be contained in policies, binders or interim insurance contracts with respect to facilities similar to the Facility owned or operated by it.

     (d) The Net Proceeds of any insurance received with respect to any loss or damage to the property of the Facility shall be deposited in the Renewal Fund (unless otherwise provided herein or in the Indenture) and applied in accordance with Section 5.1 hereof and the Indenture.

     (e) Concurrently with the original issuance of the Series 2002 Bonds, the Lessee shall deliver or cause to be delivered to the Agency, the Bank and the Trustee duplicate copies of certificates of insurance evidencing compliance with the insurance requirements of this Section 4.5. At least seven (7) Business Days prior to the expiration of any such policy, the Lessee shall furnish the Agency, the Bank and the Trustee with evidence that such policy has been renewed or replaced or is no longer required by this Agreement.

     (f) The Lessee shall, at its own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Agency, the Bank or the Trustee to collect from insurers for any loss covered by any insurance required to be obtained by this Section 4.5 and shall cause any sublessee, contractor or other insuring party under this Section 4.5 to take similar actions with respect to such party's insurance required hereunder. The Lessee shall not do any act, or suffer or permit any act to be done, whereby any insurance required by this Section 4.5 would or might be suspended or impaired.

     (g) THE AGENCY DOES NOT IN ANY WAY REPRESENT THAT THE INSURANCE SPECIFIED HEREIN, WHETHER IN SCOPE OR COVERAGE OR LIMITS OF COVERAGE, IS ADEQUATE OR SUFFICIENT TO PROTECT THE BUSINESS OR INTERESTS OF THE LESSEE.

     Section 4.6 Advances by Agency or Bank.
                 --------------------------

     In the event the Lessee fails to make any payment or perform or observe any obligation required of it under this Agreement, the Agency or the Bank, after first notifying the Lessee of any such failure on its part, may (but shall not be obligated to), and without waiver of any of the rights of the Agency or the Bank under this Agreement, the Indenture or any other Security Documents, make such payment or otherwise cure any failure by the Lessee to perform and observe its other obligations hereunder. All amounts so advanced therefor by the Agency or the Bank shall become an additional obligation of the Lessee to the Agency or to the Bank, as the case may be, which amounts, together with interest thereon at the rate specified in Section 1.08 of the Reimbursement Agreement, from the date advanced, the Lessee will pay upon demand therefor by the Agency or the Bank, as the case may be. Any remedy herein vested in the Agency or the Bank for the collection of the rental payments or other amounts due hereunder shall also be available to the Agency and the Bank for the collection of all such amounts so advanced.

     Section 4.7 Compliance with Law.
                 -------------------

     The Lessee agrees that it will, throughout the term of this Agreement and at its sole cost and expense, promptly observe and comply with all Federal, State and local statutes, codes, laws, acts, ordinances, orders, judgments, decrees, rules, regulations and authorizations, whether foreseen or unforeseen, ordinary or extraordinary, which shall now or at any time hereafter be binding upon or applicable to the Lessee, any occupant, user or operator of the Facility or any portion thereof (including without limitation those relating to zoning, land use, environmental protection, air, water and land pollution, toxic wastes, hazardous wastes, solid wastes, wetlands, health, safety, equal opportunity, minimum wages, and employment practices) (the "Legal Requirements"), and will observe and comply with all conditions, requirements, and schedules necessary to preserve and extend all rights, licenses, permits (including without limitation zoning variances, special exception and non-conforming uses), privileges, franchises and concessions. The Lessee will not, without the prior written consent of the Agency, the Bank and the Trustee (which consents shall not be unreasonably withheld), initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Facility or any part thereof. The Lessee shall indemnify and hold harmless the Indemnified Parties (as defined in Section 6.2 hereof) from and against all loss, cost, liability and expense (a) in any manner arising out of or related to any violation of or failure to comply with any Legal Requirement or (b) imposed upon the Lessee or any of the Indemnified Parties by any Legal Requirement; in case any action or proceedings is brought against any of the Indemnified Parties in respect to any Legal Requirement, the Lessee, at its own expense, shall upon notice from any of the Indemnified Parties defend such action or proceeding by counsel satisfactory to the Indemnified Party.

     The Lessee may contest in good faith the validity, existence or applicability of any of the foregoing if (i) such contest shall not result in the Facility or any part of any thereof or interest therein being in any danger of being sold, forfeited or lost, (ii) such contest shall not result in the Lessee, the Agency, the Bank or the Trustee being in any danger of any civil or any criminal liability other than normal accrual of interest, for failure to comply therewith, and (iii) the Lessee shall have furnished such security, if any, as may be reasonably requested by the Agency, the Bank or the Trustee to protect the security intended to be offered by the Security Documents.

                                   ARTICLE V

                      Damage, Destruction and Condemnation
                      ------------------------------------

     Section 5.1 Damage, Destruction and Condemnation.
                 ------------------------------------

     (a) In the event that at any time during the term of this Agreement the whole or any part of the Facility shall be damaged or destroyed, or taken or condemned by a competent authority for any public use or purpose, or by agreement between the Agency and those authorized to exercise such right (to which agreement the Lessee shall have consented in writing), or if the temporary use of the Facility shall be so taken by condemnation or agreement (to which agreement the Lessee shall have consented in writing) (a "Loss Event"):

         (i) the Agency shall have no obligation to rebuild, replace, repair or restore the Facility,

         (ii) there shall be no abatement, postponement or reduction in the rent or other amounts payable by the Lessee under this Agreement, and

         (iii) the Lessee will promptly give written notice of such Loss Event to the Agency, the Bank and the Trustee, generally describing the nature and extent thereof.

     (b) Upon the occurrence of a Loss Event, the Net Proceeds in excess of $500,000 derived therefrom shall be paid to the Trustee for the benefit of the Bondholders and the Bank and deposited in the Renewal Fund and, subject to the applicable provisions of the Reimbursement Agreement, the Lessee shall either:

         (i) at its own cost and expense (except to the extent paid from the Net Proceeds deposited in the Renewal Fund as provided below and in Section
     5.03 of the Indenture), but subject to applicable provisions of the Reimbursement Agreement, promptly and diligently rebuild, replace, repair or restore the Facility to substantially its condition immediately prior to the Loss Event, or to a condition of at least equivalent value, operating efficiency and function (except to the extent such Loss Event is a partial taking which prevents same), regardless of whether or not the Net Proceeds derived from the Loss Event shall be sufficient to pay the cost thereof, and the Lessee shall not by reason of payment of any such excess costs be entitled to any reimbursement from the Agency, the Bank, the Trustee or any Bondholder (other than from the proceeds of Additional Bonds as may be issued for such purpose), nor shall the rent or other amounts payable by the Lessee under this Agreement be abated, postponed or reduced, or

         (ii) if, to the extent and upon the conditions permitted to do so under Section 8.1 hereof and under the Indenture, exercise its option to purchase the Facility and make advance rental payments to redeem the Bonds in whole. Not later than ninety (90) days after the occurrence of a Loss Event, the Lessee shall advise the Agency, the Bank and the Trustee in writing of the action to be taken by the Lessee under this Section 5.1(b), a failure to so timely notify being deemed an election in favor of subdivision (i) above to be exercised in accordance with the provisions of clause (i) above.

Net Proceeds in an amount less than or equal to $500,000 may be retained by the Lessee and applied to any lawful purpose.

     If the Lessee shall elect to or shall otherwise be required to rebuild, replace, repair or restore the Facility as set forth in subdivision (i) above, the Trustee shall disburse the Net Proceeds from the Renewal Fund in the manner set forth in Section 5.03 of the Indenture to pay or reimburse the Lessee, at the election of the Lessee, either as such work progresses or upon the completion thereof, provided, however, the amounts so disbursed by the Trustee to the Lessee shall not exceed the actual cost of such work. If, on the other hand, the Lessee shall, if permitted under this Agreement and the Indenture, exercise its option in subdivision (ii) above, the Trustee shall transfer the Net Proceeds from the Renewal Fund to the Reimbursement Account of the Lease Payments Fund for application in connection with the redemption of Bonds or payment of amounts owed or owing to the Bank under the Reimbursement Agreement (or, if the Letter of Credit is not in effect, and all amounts owed to the Bank under the Reimbursement Agreement are paid in full, to the Redemption Account of the Bond Fund to be applied to the redemption of the Bonds in accordance with the Indenture).

     (c)  All such rebuilding, replacements, repairs or restorations shall

          (i) automatically be deemed a part of the Facility and owned by the Agency and be subject to this Agreement and the lien and security interest of the Mortgage except to the extent same constitutes Lessee's Property,

          (ii) be in accordance with plans and specifications and cost estimates approved in writing by the Bank (or, if all amounts owed to the Bank under the Reimbursement Agreement shall be paid in full and the Letter of Credit is no longer in effect, the Agency and the Trustee) which approval shall not be unreasonably withheld or delayed,

          (iii) not change the nature of the Facility as a qualified "project" as defined in and as contemplated by the Act,

          (iv) be preceded by the furnishing by the Lessee to the Agency, the Bank and the Trustee of either (A) a labor and materials payment bond, or other security, reasonably satisfactory to the Agency, the Bank and the Trustee, or (B) a fixed price contract or contracts reasonably satisfactory to the Bank as to content and the contractor thereunder,

          (v) be effected with due diligence in a good and workmanlike manner, in compliance with all applicable legal requirements and be promptly and fully paid for by the Lessee in accordance with the terms of the applicable contract(s) therefor, and

          (vi) if the estimated cost of such rebuilding, replacement, repair or restoration be in excess of $450,000, be effected under the supervision of an Independent Engineer.

     (d) Pending the disbursement or transfer thereof, the Net Proceeds in the Renewal Fund shall be applied and may be invested as provided in the Indenture.

     (e) The Agency, the Bank, the Trustee, the Lessee shall cooperate and consult with each other in all matters pertaining to the settlement, compromising, arbitration or adjustment of any claim or demand on account of any Loss Event, and the settlement, compromising, arbitration or adjustment of any such claim or demand in excess of $500,000 shall be subject to the approval of the Lessee, the Bank and the Trustee (or, if all amounts owed to the Bank under the Reimbursement Agreement are paid in full and the Letter of Credit is no longer in effect, the Lessee and the Trustee) (such approvals not to be unreasonably withheld or delayed).

     (f) If all or substantially all of the Facility shall be taken or condemned, or if the taking or condemnation renders the Facility unsuitable for use by the Lessee as contemplated hereby, or if the Lessee is required to direct the Agency to redeem all Outstanding Bonds in accordance with the Reimbursement Agreement, the Lessee shall exercise its option to purchase the Facility pursuant to Section 8.1 hereof, and the amount of the Net Proceeds so recovered shall be transferred from the Renewal Fund and deposited in the Reimbursement Account of the Lease Payments Fund for application in connection with the redemption of Bonds pursuant to Section 2.04 of the Indenture or payment of amounts owed or owing to the Bank under the Reimbursement Agreement (or, if the Letter of Credit is not in effect, and all amounts owed to the Bank under the Reimbursement Agreement are paid in full, in the Redemption Account of the Bond
Fund) for the redemption of the Series 2002 Bonds pursuant to said section, and the Lessee shall thereupon pay to the Trustee for deposit in the Reimbursement Account of the Lease Payments Fund for application in connection with the redemption of Bonds pursuant to Section 2.04 of the Indenture or payment of amounts owed or owing to the Bank under the Reimbursement Agreement (or, if the Letter of Credit is not in effect, and all amounts owed to the Bank under the Reimbursement Agreement are paid in full, in the Redemption Account of the Bond
Fund) for the redemption of the Series 2002 Bonds pursuant to said section in an amount which, when added to any amounts then in the Bond Fund and available for that purpose, shall be sufficient to retire and redeem the Bonds in whole at the earliest possible date (including, without limitation, principal and interest to the maturity or redemption date and redemption premium, if any), and to pay the expenses of redemption, the fees and expenses of the Agency, the Bond Registrar, the Trustee, the Paying Agents, the Tender Agent and the Remarketing Agent together with all other amounts due under the Indenture, this Agreement and the other Security Documents, if any, and such amount shall be applied, together with such other available moneys in such Bond Fund, if applicable, to such redemption or retirement of the Bonds on said redemption or maturity date.

     (g) The Lessee shall be entitled to any insurance proceeds or condemnation award, compensation or damages attributable to improvements, machinery, equipment or other property installed on or about the Facility Realty but which, at the time of such damage or taking, is not part of the Facility and is owned by the Lessee, subject to the applicable provisions of the Reimbursement Agreement, so long as the Bank is honoring draws under the Letter of Credit in accordance with its terms.

     (h) The Lessee hereby waives the provisions of Section 227 of the New York Real Property Law or any law of like import now or hereafter in effect.

                                   ARTICLE VI

                              Particular Covenants
                              --------------------

     Section 6.1 Dissolution or Merger of Lessee; Restrictions on Lessee.
                 -------------------------------------------------------

     The Lessee covenants and agrees that at all times during the term of this Agreement, it will (i) maintain its corporate or limited liability company existence as a New York corporation or limited liability company, (ii) continue to be a corporation or limited liability company subject to service of process in the State and either organized under the laws of the State and organized under the laws of the State, (iii) not liquidate, wind-up or dissolve or otherwise dispose of all or substantially all of its property, business or assets remaining after the execution and delivery of this Agreement, (iv) not sell, transfer, pledge or otherwise encumber all of substantially all of the assets remaining after execution of this Lease Agreement, and (v) not consolidate with or merge into another corporation or limited liability company or permit one or more corporations or limited liability companies to consolidate with or merge into it. The Lessee may, however, without violating the foregoing, with the consent of the Bank or with the consent of a majority of the Holders of the Bonds if there is no Letter of Credit in effect, which consent will not be unreasonably withheld or delayed, consolidate with or merge into another corporation or limited liability company or permit one or more corporations or limited liability companies to consolidate with or merge into it, or sell or otherwise transfer all or substantially all of its property, business or assets to another such corporation or limited liability company (and thereafter liquidate, wind-up or dissolve or not, as the Lessee may elect) if (i) the Lessee is the surviving, resulting or transferee corporation or limited liability company, or (ii) in the event that the Lessee is not the surviving, resulting or transferee corporation or limited liability company, such corporation or limited liability company (A) is a solvent corporation or limited liability company subject to service of process in the State and organized under the laws of the State, (B) is a corporation or limited liability company in good standing in the State, (C) assumes in writing all of the obligations of the Lessee contained in this Agreement and all other Security Documents to which the Lessee shall be a party, and in the Opinion of Counsel delivered to the Agency and the Trustee (x) such corporation or limited liability company shall be bound by all of the terms applicable to the Lessee of this Agreement and all other Security Documents to which the predecessor Lessee corporation or limited liability company shall have been a party, and (y) such action does not legally impair the security for the Holders of the Bonds afforded by the Security Documents, and (D) has a net worth (as determined in accordance with Generally Accepted Accounting Principles) after the merger, consolidation, sale or transfer at least equal to that of the Lessee immediately prior to such merger, consolidation, sale or transfer.

     Notwithstanding the foregoing, the Agency hereby acknowledges that the Lessee has expressed its intention to merge with Belmay Holding Corp. subsequent to the issuance of the Bonds. Subject to the satisfaction of the conditions precedent to such a merger as enumerated above in this Section 6.1, the Agency hereby consents to such merger. The Agency hereby further agrees that any public trading of shares of the Lessee shall not be deemed to be a sale, transfer or pledge of assets of the Lessee within the meaning and for the purpose of this
Section 6.1.

     Section 6.2 Indemnity.
                 ---------

     (a) The Lessee shall at all times protect and hold the Agency, the Bank (and its Issuing Agent, if any), and, except as otherwise provided in the other Security Documents, the Credit Provider, if any, the Trustee, the Bond Registrar, the Tender Agent, the Remarketing Agent and the Paying Agents (collectively, the "Indemnified Parties") harmless of, from and against any and all claims (whether in tort, contract or otherwise), demands, expenses and liabilities for losses, damage, injury and liability of every kind and nature and however caused, and taxes (of any kind and by whomsoever imposed), other than, with respect to any Indemnified Party, claims, demands, expenses and liabilities for losses, damage, injury and liability, arising from the gross negligence or willful misconduct of such Indemnified Party, arising upon or about the Facility or resulting from, arising out of, or in any way connected with (i) the financing of the costs of the Facility and the marketing, issuance and sale of the Bonds for such purpose, (ii) the remarketing of the Bonds, (iii) the planning, design, acquisition, site preparation, construction, renovation, equipping, installation or completion of the Project or any part thereof or the effecting of any work done in or about the Facility, (iv) any defects (whether latent or patent) in the Facility, (v) the maintenance, repair, replacement, restoration, rebuilding, upkeep, use, occupancy, ownership, leasing, subletting or operation of the Facility or any portion thereof, or (vi) this Agreement, the Indenture, any other Security Document, the Remarketing Agreement or the Reimbursement Agreement or other document or instrument delivered in connection herewith or therewith or the enforcement of any of the terms or provisions hereof or thereof or the transactions contemplated hereby or thereby. Such indemnification set forth above shall be binding upon the Lessee for any and all claims, demands, expenses, liabilities and taxes set forth herein and shall survive the termination of this Agreement. No Indemnified Party shall be liable for any damage or injury to the person or property of the Lessee or its directors, officers, employees, agents or servants or persons under the control or supervision of the Lessee or any other Person who may be about the Facility, due to any act or negligence of any Person other than for the gross negligence or willful misconduct of such Indemnified Party.

     (b) The Lessee releases each Indemnified Party from, and agrees that no Indemnified Party shall be liable for and agrees to indemnify and hold each Indemnified Party harmless against any expense, loss, damage, injury or liability incurred because of any lawsuit commenced as a result of action taken by such Indemnified Party with respect to any of the matters set forth in subdivision (i) through (vi) of Section 6.2(a) hereof or at the direction of the Lessee and in good faith with respect to any of such matters above referred to. An Indemnified Party shall promptly notify the Lessee in writing of any claim or action brought against such Indemnified Party in which indemnity may be sought against the Lessee pursuant to this Section 6.2; such notice shall be given in sufficient time to allow the Lessee to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of the Lessee under this Section 6.2. In case any such claim or action shall be brought against an Indemnified Party, the Lessee shall be entitled to participate in the defense thereof with said Indemnified Party. An Indemnified Party shall obtain the Lessee's written consent prior to settling or compromising any claim or action (which consent shall not be unreasonably withheld or delayed) which shall not otherwise be the subject of an insurance settlement.

     (c) In addition to and without limitation of all other representations, warranties and covenants made by the Lessee under this Agreement, the Lessee further represents, warrants and covenants that the Lessee has not used Hazardous Materials (as defined hereinafter) on, from, or affecting the Facility in any manner which violates Federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that, except as set forth in the Phase I Environmental Report prepared by Clayton Group Services, Inc., dated November 14, 2001, a true and complete copy of which the Lessee has delivered to the Agency and the Trustee, to the best of the Lessee's knowledge, no prior owner of the Facility or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from or affecting the Facility in any manner which violates Federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. The Lessee shall, to the extent required by applicable law, keep or cause the Facility to be kept free of Hazardous Materials. Without limiting the foregoing, the Lessee shall not cause or permit the Facility or any part thereof to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Federal, state and local laws or regulations, nor shall the Lessee cause or permit, as a result of any intentional or unintentional act or omission on the part of the Lessee or any tenant or subtenant, a release of Hazardous Materials onto the Facility or onto any other property. The Lessee shall comply with and use its best efforts to ensure compliance by all tenants and subtenants (if subtenancy is permitted by the Bank) with all applicable Federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall obtain and comply with, and use its best efforts to ensure that all tenants and subtenants obtain and comply with, any and all approvals, registrations or permits required thereunder; provided, however, that if any such tenant or subtenant shall be an Affiliate of the Lessee, the obligation of the Lessee with respect to such Persons shall be absolute and not limited to best efforts. The Lessee shall (i) conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials, on, from, or affecting the Facility (x) in accordance with all applicable Federal, state and local laws, ordinances, rules, regulations, and policies, (y) to the satisfaction of the Agency, the Bank, the Credit Provider, if any, and the Trustee, and (z) in accordance with the orders and directives of all Federal, state and local governmental authorities, and (ii) defend, indemnify, and hold harmless each Indemnified Party from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Agency and the Trustee, which are based upon or in any way related to such Hazardous Materials including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. In the event the Mortgage is foreclosed, or a deed in lieu of foreclosure is tendered, or this Agreement is terminated, the Lessee shall deliver the Facility free of any and all Hazardous Materials so that the conditions of the Facility shall conform with all applicable Federal, state and local laws, ordinances, rules or regulations affecting the Facility. For purposes of this paragraph, "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation in such case in such amounts or conditions the presence of which shall violate legal requirements. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Lessee may have to any Indemnified Party at common law or under any of the Mortgage or the Reimbursement Agreement, and shall survive the termination of this Agreement. The covenants set forth in this Section 6.2(c) shall not be deemed to prohibit the use of the Facility by gasoline-powered automobiles (and the maintenance at the Facility of necessary ordinary cleansing products) in connection with the lawful use of the Facility by the Lessee in the ordinary course of its business, provided, however, that such use or maintenance shall be in compliance with applicable law.

     (d) The indemnifications and protections set forth in this Section 6.2 shall be extended, with respect to each Indemnified Party, to its members, directors, officers, employees, agents and servants and persons under its control or supervision.

     (e) To effectuate the purposes of this Section 6.2, the Lessee will provide for and insure, to the extent available in the general insurance market (at no significant additional cost), in the public liability policies required in
Section 4.5 hereof, not only its own liability in respect of the matters therein mentioned but also the liability pursuant to this Section 6.2 (other than under Sections 6.2(a)(i) and (ii) and, to the extent not reasonably available, 6.2(c) hereof; provided, however, that any liability insurance coverage with respect to Hazardous Materials shall be required to be obtained by the Lessee only to the extent reasonably obtainable). Anything to the contrary in this Agreement notwithstanding, the covenants of the Lessee contained in this Section 6.2 shall remain in full force and effect after the termination of this Agreement until the later of (i) the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action (which is within the scope of this Section 6.2) may be brought and (ii) payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by the Indemnified Party relating to the enforcement of the provisions herein specified.

     (f) For the purposes of this Section 6.2, the Lessee shall not be deemed an employee, agent or servant of the Agency or a person under the Agency's control or supervision.

     Section 6.3 Compensation and Expenses of Trustee, Bond Registrar, Paying
                 ------------------------------------------------------------
Agents, Tender Agent, Remarketing Agent, Bank, Credit Provider and Agency.
-------------------------------------------------------------------------

     The Lessee shall, to the extent not paid out of the proceeds of the Bonds as financing expenses, pay the following annual fees, charges and expenses and other amounts (i) the initial and annual fees of the Trustee for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, including fees and expenses as Bond Registrar and in connection with preparation of new Bonds upon exchanges or transfers or making any investments in accordance with the Indenture, (ii) the reasonable fees and charges of the Trustee and any Paying Agents on the Bonds for acting as paying agents as provided in the Indenture, including the reasonable fees of its counsel, (iii) the reasonable fees and charges of the Trustee for extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable counsel fees, (iv) the fees, costs and expenses of the Bond Registrar, the Tender Agent, the Remarketing Agent, the Bank (and its Issuing Agent, if any) and the Credit Provider, if any, (v) the fees, costs and expenses (including reasonable legal, accounting and other administrative expenses) of the Agency, (vi) the fees and expenses of the Rating Agencies, and (vii) except to the extent of amounts deposited in the Reimbursement Account of the Lease Payments Fund, any such other amounts payable by the Lessee under the Reimbursement Agreement. The Lessee shall further pay the fees, costs and expenses of the Agency together with any fees and disbursements incurred by the Agency's Bond Counsel and General Counsel in performing services for the Agency in connection with this Agreement or the Indenture or any other Security Document.

     On the date of the initial sale and delivery of the Series 2002 Bonds, the Lessee shall pay to the Agency, and the Agency acknowledges receipt of, its administration fee of $22,000.

     Section 6.4 Retention of Title to Facility; Grant of Easements; Release of
                 --------------------------------------------------------------
Certain Land.
------------

     (a) The Agency shall not sell, assign, encumber (other than for Permitted Encumbrances), convey or otherwise dispose of the Facility or any part thereof or interest therein during the term of this Agreement, except as set forth in Sections 4.2 and 7.2 hereof and subject to the applicable provisions of the Reimbursement Agreement, without the prior written consent of the Lessee and the Bank (or, if the Letter of Credit is no longer in effect and all amounts owed to the Bank under the Reimbursement Agreement shall have been paid in full, the Trustee at the written direction of Holders of all of the Outstanding Bonds) and any purported disposition without such consent shall be void.

     The Agency will, however, at the written request of the Lessee, and with the prior written consent of the Bank and the Trustee, so long as there exists no Event of Default hereunder, grant such rights of way or easements over, across, or under, the Facility Realty, or grant such permits or licenses in respect to the use thereof, free from the leasehold estate of this Agreement and the lien of the Mortgage, as shall be necessary or convenient for the operation or use of the Facility, provided that such leases, rights of way, easements, permits or licenses shall not adversely affect the use or operation of the Facility, and provided, further, that any consideration received by the Agency or the Lessee from the granting of said leases, rights of way, easements, permits or licenses shall be paid to the Trustee and deposited in the Reimbursement Account of the Lease Payments Fund for application in connection with the redemption of Bonds or payment of amounts owed to the Bank under the Reimbursement Agreement (or, if the Letter of Credit is no longer in effect and all amounts owed to the Bank under the Reimbursement Agreement are paid in full, in the Redemption Account of the Bond Fund). The Agency agrees, at the sole cost and expense of the Lessee, to execute and deliver and to cause and direct the Trustee to execute and deliver any and all instruments necessary or appropriate to confirm and grant any such right of way or easement or any such permit or license and to release the same from the leasehold estate of this Agreement and the lien of the Mortgage.

     Notwithstanding any other provision of this Agreement, so long as there exists no Event of Default hereunder, and with the prior written consent of the Bank, the Lessee may from time to time request in writing to the Agency the release of and removal from this Agreement and the leasehold estate created hereby and the release from the lien of the Mortgage of any unimproved part of the Facility Realty (on which none of the improvements, including the buildings, structures, improvements, related facilities, major appurtenances, fixtures or other property comprising the Facility are situated) provided that such release and removal will not adversely affect the use or operation of the Facility. Upon any such request by the Lessee, the Agency shall, at the sole cost and expense of the Lessee, execute and deliver and cause and direct the Trustee to execute and deliver any and all instruments necessary or appropriate to so release and remove such portion of the Facility Realty and convey leasehold title thereto in the Lessee or such Person as the Lessee may designate subject to the following: (i) any liens, easements, encumbrances and reservations to which title to said property was subject at the time of recording of this Agreement; (ii) any liens, easements and encumbrances created at the request of the Lessee or to the creation or suffering of which the Lessee consented; (iii) any liens and encumbrances or reservations resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Agreement; (iv) Permitted Encumbrances (other than the lien of this Agreement, the Mortgage and the Indenture); and (v) any liens for taxes or assessments not then delinquent; provided, however, no such release shall be effected unless the Bank shall have consented thereto and (1) there shall be deposited with the Trustee and the Bank a certificate of an Independent Engineer, dated not more than sixty (60) days prior to the date of the release, stating that, in the opinion of the person signing such certificate, the portion of the Facility Realty and the release so proposed to be made is not needed for the operation of the Facility, will not adversely affect the use or operation of the Facility and will not destroy the means of ingress thereto and egress therefrom; and (2) there shall be deposited with the Trustee an amount of cash for deposit in the Reimbursement Account of the Lease Payments Fund for application in connection with the redemption of Bonds (or, if the Letter of Credit is no longer in effect and amounts owed to the Bank under the Reimbursement Agreement are paid in full, in the Redemption Account of the Bond
Fund) equal to the greatest of (A) the original cost of such portion of the Facility Realty so released, such cost to be determined by the appraisal of an independent real estate brokerage firm of recognized standing within the Town,
(B) the fair market value of such portion, such value to be determined by the appraisal of an independent real estate brokerage firm of recognized standing within the Town, and (C) if such portion is released in connection with the sale of such portion, the amount received by the Lessee upon such sale.

     (b) No conveyance or release effected under the provisions of this Section
6.4 shall entitle the Lessee to any abatement or diminution of the rents payable under Section 3.3 hereof or the other payments required to be made by the Lessee under this Agreement. The consent of the Bank to any release contemplated hereby shall be solely in the Bank's discretion, and the Bank may impose such conditions in addition to those conditions stated herein as it deems desirable prior to consenting to any release contemplated hereby.

     Section 6.5 Financial Statements; No-Default Certificates.
                 ---------------------------------------------

     (a) The Lessee agrees to furnish to the Agency (at the request of the Agency) and to the Trustee all those financial statements required to be furnished to the Bank under the Loan and Security Agreement, dated as of June 29, 1999, by and between the Lessee and the Bank at the times and in the form and manner prescribed therein.

     (b) The Lessee shall deliver to the Agency (at the request of the Agency), the Bank and the Trustee with each delivery of annual financial statements required by Section 6.5(a) hereof, (i) a certificate of an Authorized Representative of the Lessee as to whether or not to its knowledge after due inquiry, as of the close of such preceding Fiscal Year of the Lessee, and at all times during such Fiscal Year, the Lessee was in compliance with all the provisions which relate to the Lessee in this Agreement and in any other Security Document to which it shall be a party, and if such Authorized Representative shall have obtained knowledge of any default in such compliance, such Authorized Representative shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute an Event of Default hereunder, and any action proposed to be taken by the Lessee to its knowledge after due inquiry, with respect thereto, and (ii) a certificate of an Authorized Representative of the Lessee that, to its knowledge after due inquiry, the insurance it maintains complies with the provisions of Section 4.5 of this Agreement, that such insurance has been in full force and effect at all times during the preceding Fiscal Year of the Lessee, and that duplicate copies of all policies or certificates thereof have been filed with the Agency and the Trustee and are in full force and effect. In addition, upon twenty (20) days' prior request by the Agency, the Bank or the Trustee, the Lessee will execute, acknowledge and deliver to the Agency and the Trustee a certificate of an Authorized Representative of the Lessee either stating that to the knowledge of such Authorized Representative no default or breach exists hereunder or specifying each such default or breach of which such Authorized Representative has knowledge.

     (c) The Lessee shall immediately notify the Agency, the Bank and the Trustee of the occurrence of any Event of Default or any event which with notice and/or lapse of time would constitute an Event of Default under any Security Document of which it has knowledge. Any notice required to be given pursuant to this subsection shall be signed by an Authorized Representative of the Lessee and set forth a description of the default and the steps, if any, being taken to cure said default. If no steps have been taken, the Lessee shall state this fact on the notice.

     Section 6.6 Discharge of Liens.
                 ------------------

     (a) If any lien, encumbrance or charge is filed or asserted, or any judgment, decree, order, levy or process of any court or governmental body is entered, made or issued or any claim (such liens, encumbrances, charges, judgments, decrees, orders, levies, processes and claims being herein collectively called "Liens"), whether or not valid, is made against the Facility or any part of any thereof or the interest therein of the Agency, the Bank, the Lessee or the Trustee or against any of the rentals or other amounts payable under this Agreement or the interest of the Agency, Lessee under this Agreement other than Liens for Impositions (as defined in Section 4.4) not yet payable, or payable without the addition of any fine, penalty, interest or cost for non-payment, Permitted Encumbrances, or Liens being contested as permitted by
Section 6.6(b), the Lessee forthwith upon receipt of notice of the filing, assertion, entry or issuance of such Lien (regardless of the source of such notice) shall give written notice thereof to the Agency, the Bank and the Trustee and take all action (including the payment of money and/or the securing of a bond) at its own cost and expense (subject to the provisions of Section 2.1(g) hereof) as may be necessary or appropriate to obtain the discharge in full thereof and to remove or nullify the basis therefor. Nothing contained in this Agreement shall be construed as constituting the express or implied consent to or permission of the Agency for the performance of any labor or services or the furnishing of any materials that would give rise to any Lien against the Agency's or the Lessee's interest in the Facility.

     (b) The Lessee may, at its sole expense and subject to applicable provisions of the Reimbursement Agreement (including, without limitation, Section 4.01 thereof), contest (after prior written notice to the Agency, the Bank and the Trustee), by appropriate action conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Lien, if (1) such proceeding shall suspend the execution or enforcement of such Lien against the Facility, or any part of any thereof or interest therein, or in this Agreement, of the Agency, the Bank, the Lessee or the Trustee or against any of the rentals or other amounts payable under this Agreement, (2) neither the Facility nor any part thereof or interest therein would be in any danger of being sold, forfeited or lost, (3) neither the Lessee, the Agency, the Bank nor the Trustee would be in any danger of any civil or any criminal liability, other than normal accrual of interest or penalties, for failure to comply therewith, and (4) the Lessee shall have furnished such security, if any, as may be required in such proceedings or as may be reasonably requested by the Trustee or the Bank to protect the security intended to be offered by the Indenture and the Mortgage.

     Section 6.7 Agency's Authority; Covenant of Quiet Enjoyment.
                 -----------------------------------------------

     The Agency covenants and agrees that it has full right and lawful authority to enter into this Agreement for the full term hereof, including the right to grant the options to purchase herein contained, and that, subject to the terms and provisions of the Mortgage and the Indenture, so long as the Lessee shall pay the rent and all other sums payable by it under this Agreement and shall duly observe all the covenants, stipulations and agreements herein contained obligatory upon it and an Event of Default shall not exist hereunder, the Lessee shall have, hold and enjoy, during the term hereof, peaceful, quiet and undisputed possession of the Facility, and the Agency (at the sole cost and expense of the Lessee) shall from time to time take all necessary action to that end, subject to Permitted Encumbrances.

     Section 6.8 No Warranty of Condition or Suitability.
                 ---------------------------------------

     THE AGENCY HAS MADE AND MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION, FITNESS, DESIGN, OPERATION OR WORKMANSHIP OF ANY PART OF THE FACILITY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE FACILITY, OR THE SUITABILITY OF THE FACILITY FOR THE PURPOSES OR NEEDS OF THE LESSEE OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL BE SUFFICIENT TO PAY THE COST OF COMPLETION OF THE PROJECT. THE LESSEE IS SATISFIED THAT THE FACILITY IS SUITABLE AND FIT FOR ITS PURPOSES. THE AGENCY SHALL NOT BE LIABLE IN ANY MANNER WHATSOEVER TO THE LESSEE OR ANY OTHER PERSON FOR ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, BY THE PROPERTY OF THE FACILITY OR THE USE OR MAINTENANCE THEREOF OR THE FAILURE OF OPERATION THEREOF, OR THE REPAIR, SERVICE OR ADJUSTMENT THEREOF, OR BY ANY DELAY OR FAILURE TO PROVIDE ANY SUCH MAINTENANCE, REPAIRS, SERVICE OR ADJUSTMENT, OR BY ANY INTERRUPTION OF SERVICE OR LOSS OF USE THEREOF OR FOR ANY LOSS OF BUSINESS HOWSOEVER CAUSED.

     Section 6.9  Amounts Remaining in Funds.
                  --------------------------

     It is agreed by the parties hereto that any amounts remaining in the Lease Payment Fund, the Bond Fund, the Project Fund, the Renewal Fund or otherwise, upon the expiration or sooner or later termination of the term of this Agreement as provided in this Agreement, after payment in full of the Bonds (in accordance with Section 10.01 of the Indenture), the fees, charges and expenses of the Trustee, the Bond Registrar, the Paying Agents, the Remarketing Agent, the Tender Agent, the Bank, the Credit Provider, if any, and the Agency in accordance with the Indenture and after all rents and all other amounts payable hereunder and under the Reimbursement Agreement shall have been paid in full shall belong to and be promptly paid to the Lessee by the Trustee as overpayment of rents.

     Section 6.10 Issuance of Additional Bonds.
                  ----------------------------

     The Agency and the Lessee recognize that under the provisions of and subject to the conditions set forth in the Indenture, the Agency is authorized, with the consent of the Bank (for so long as the Letter of Credit is in effect or any amounts are owed under the Reimbursement Agreement), to enter into a Supplemental Indenture and issue one or more series of Additional Bonds on a parity with the Series 2002 Bonds for the purpose of (i) completing the Project,
(ii) providing funds in excess of the Net Proceeds for insurance or eminent domain to repair, relocate, replace, rebuild or restore the Facility in the event of damage, destruction or taking by eminent domain, (iii) providing extensions, additions or improvements to the Facility or (iv) refunding Outstanding Bonds. If the Lessee is not in default hereunder, the Agency will consider the issuance of Additional Bonds in a principal amount as is specified in a written request in accordance with the applicable provisions set forth in the Indenture. If Additional Bonds are to be issued pursuant to the Indenture, the Agency and the Lessee shall enter into an amendment to this Agreement providing, among other things, for the payment by the Lessee of such additional rentals as are necessary in order to amortize in full the principal of and interest on such Additional Bonds and any other costs in connection therewith.

     Any such completion, repair, relocation, replacement, rebuilding, restoration, additions, extensions or improvements paid for with the proceeds of Additional Bonds shall become a part of the Facility and shall be included under this Agreement to the same extent as if originally included hereunder.

     Section 6.11 Employment Information, Opportunities and Guidelines.
                  ----------------------------------------------------

     (a) The Lessee shall ensure that all employees and applicants for employment at the Facility are afforded equal employment opportunity without discrimination.

     (b) At all times during the construction, maintenance and operation of the Facility, the Lessee shall not discriminate against any employee or applicant for employment because of race, color, creed, age, sex or national origin. The Lessee shall use its best efforts to ensure that employees and applicants for employment with the Lessee or any subtenant of the Facility are treated without regard to their race, color, creed, age, sex or national origin. As used herein, the term "treated" shall mean and include, without limitation, the following: recruited, whether by advertising or other means; compensated, whether in the form of rates or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; downgraded; demoted; transferred; laid off; and terminated.

     (c) The Lessee shall, in all solicitations or advertisements for employees placed by or on behalf of the Lessee, state that all qualified applicants will be considered for employment without regard to race, color, creed or national origin, age or sex.

     (d) The Lessee shall furnish to the Agency all information reasonably required by the Agency pursuant to this Section and will cooperate with the Agency for the purposes of investigation to ascertain compliance with this Section.

     (e) The Agency and the Lessee shall, from time to time, mutually agree upon goals for the employment, training, or employment and training of members of minority groups in connection with performing work with respect to the Facility; provided however, if the Agency and the Lessee are unable to reach such mutual agreement, the Agency and the Lessee shall cooperate to ensure compliance with this Section 6.11.

     (f) Except as is otherwise provided by collective bargaining contracts or agreements to which the Lessee is a party, the Lessee shall cause new employment opportunities created as a result of the Project to be listed with the New York State Department of Labor, Community Services Division, and with the administrative entity of the service delivery area created by the Federal Job Training Partnership Act (P.L. 97-300) in which the Project is located. Except as is otherwise provided by collective bargaining contracts or agreements to which the Lessee is a party, the Lessee covenants and agrees, where practicable, to first consider persons eligible to participate in programs under the Federal Job Training Partnership Act (P.L. No. 97-300) who shall be referred to administrative entities or service delivery areas created pursuant to such Federal Job Training Partnership Act or by the Community Services Division of the New York State Department of Labor for such new employment opportunities.

     (g) The Lessee hereby authorizes any private or governmental entity, including but not limited to the New York State Department of Labor ("DOL"), to release to the Agency, and/or to the successors and assigns thereof (collectively, the "Information Recipients"), any and all employment information under its control and pertinent to Lessee and its respective employees. In addition, upon the Agency's request, the Lessee shall provide to the Agency any employment information in the Lessee's possession which is pertinent to the Lessee and its respective employees. Information released or provided to Information Recipients by DOL, or by any other governmental entity, or by any private entity, or by the Lessee itself, or any information previously released as provided by all or any of the foregoing parties (collectively, "Employment Information") may be disclosed by the Information Recipients in connection with the administration of the programs of the Agency, and/or the successors and assigns thereof, and/or the Town of Babylon, and/or as may be necessary to comply with law; and, without limiting the foregoing, the Employment Information may be included in (x) reports prepared by the Information Recipients, (y) other reports required of the Agency, and (z) any other reports required by law. This authorization shall remain in effect throughout the term of this Agreement.

     (h) Annually, by August 1 of each year until termination of this Agreement the Lessee shall submit to the Agency an employment report relating to the period commencing July 1 of the previous year and ending June 30 of the year of the obligation of the filing of such report, substantially in the form of Schedule A hereto, certified as to accuracy by the chief financial or accounting officer of the Lessee.

     Section 6.12 Redemption Under Certain Circumstances; Special Covenants.
                  ---------------------------------------------------------

     (a) Upon the determination by resolution of the members of the Agency that the Lessee is operating the Facility or any portion thereof, or is allowing the Facility or any portion thereof to be operated, (i) in violation of applicable material law or (ii) not as a qualified "project" in accordance with the Act, or
(iii) that the Lessee is not in compliance with the provisions of Sections 4.3, 4.5(a)(iii), 6.2(c) and 8.5 hereof, and the failure of the Lessee within sixty
(60) days, with respect to clause (i) or (ii), and thirty (30) days with respect to clause (iii) (or such longer period as may be established pursuant to the proviso to this sentence) of the receipt by the Lessee of written notice of such noncompliance from the Agency to cure such noncompliance together with a copy of such resolution (a copy of which notice shall be sent to the Trustee), the Lessee covenants and agrees that it shall, on the immediately succeeding Interest Payment Date following the termination of such sixty (60) day or thirty
(30) day (or longer) period, as the case may be, pay to the Trustee advance rentals in immediately available funds in an amount sufficient to redeem the Bonds Outstanding in whole at the Redemption Price otherwise available and if not available at a Redemption Price of 102% the aggregate principal amount of the Outstanding Bonds together with interest accrued thereon to such Interest Payment Date, provided, however, that if such noncompliance cannot be cured within such period of sixty (60) days or thirty (30) days, as the case may be, with diligence (and is capable of being cured) and the Lessee promptly commences the curing of such non-compliance and thereafter prosecutes the curing thereof with diligence and to the Agency's reasonable satisfaction, such period of time within which the Lessee may cure such failure shall be extended for such additional period of time as may be necessary to cure the same with diligence and the Agency shall notify the Trustee and the Bondholders of any such extension.

     The Agency shall give prior written notice of the meeting at which the members of the Agency are to consider such resolution to the Lessee and the Trustee, which notice shall be no less than sixty (60) days prior to a meeting called to consider matters set forth in clauses (a)(i) and (a)(ii) of this Section and no less than thirty (30) days prior to a meeting called to consider matters set forth in clause (a)(iii) of this Section.

     (b) Upon the circumstances set forth in Sections 2.04 (c), (d) and (f) of the Indenture, the Lessee shall pay or cause the prepayment of its lease rental obligation upon the circumstances and in the manner set forth in the Indenture.

     Section 6.13 Further Assurances.
                  ------------------

     The Lessee will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts, instruments, conveyances, transfers and assurances, including the preparation and filing of financing statements and extensions thereof under the Uniform Commercial Code, at the sole cost and expense of the Lessee, as the Agency, the Bank or the Trustee deems necessary or advisable for the implementation, effectuation, correction, confirmation or perfection of this Agreement and any rights of the Agency, the Bank or the Trustee hereunder, under the Indenture or under any other Security Document.

     Section 6.14 Recording and Filing.
                  --------------------

     This Agreement as originally executed or a memorandum thereof shall be recorded by the Lessee subsequent to the recordation of the Mortgage and the Indenture, in the appropriate office of the County Clerk of the County of Suffolk, or in such other office as may at the time be provided by law as the proper place for the recordation thereof. The security interests of the Agency created herein and the assignment of such security interests to the Trustee shall be perfected by the filing of financing statements by the Lessee which fully comply with the New York State Uniform Commercial Code - Secured Transactions in the office of the Secretary of State of the State and the State of Delaware and in the appropriate office of the County Clerk of the County of Suffolk. The Lessee shall file or cause to be filed all necessary continuation statements (and additional financing statements) within the time prescribed by the New York State Uniform Commercial Code-Secured Transactions in order to continue (or attach and perfect) the security interests created by this Agreement, to the end that the rights of the Agency, the Bank, the Holders of the Bonds and the Trustee in the Facility shall be fully preserved as against creditors or purchasers for value from the Agency, the Lessee. The Agency, the Bank and the Trustee are authorized, if permitted by applicable law, to file one or more Uniform Commercial Code financing statements disclosing any security interest in the Facility, this Agreement and the sums due under this Agreement, without the signature of the Lessee or signed by the Agency or the Trustee as attorney-in-fact for the Lessee. The Lessee agrees to furnish the Agency, the Bank and the Trustee with the Opinion of Counsel addressed to the Agency and the Trustee to the extent that such Opinion of Counsel may be requested pursuant to Section 7.08 of the Indenture and shall perform all other acts (including the payment of all costs) necessary in order to enable the Agency to comply with Section 7.08 of the Indenture. If requested by the Lessee, the Trustee shall acknowledge in writing that particular equipment constitutes Lessee's Property and is not covered by such UCC statements or the underlying security interest created by the Indenture or the Mortgage provided the Lessee has certified to the Trustee that such equipment does not constitute Facility Realty or Facility Equipment and further provided that the Lessee has agreed to provide indemnity in form and substance satisfactory to the Trustee.

     Section 6.15 Right to Cure Agency Defaults.
                  -----------------------------

     The Agency hereby grants the Lessee full authority for account of the Agency to perform any covenant or obligation the non-performance of which is alleged to constitute a default in any notice received by the Lessee, in the name and stead of the Agency, with full power of substitution.

     Section 6.16 Reserved.
                  --------

                                  ARTICLE VII

                           Events of Default; Remedies
                           ---------------------------

     Section 7.1  Events of Default.
                  -----------------

     Any one or more of the following events shall constitute an "Event of Default" hereunder:

     (a) Failure of the Lessee (i) to make any rental payment for deposit in the Reimbursement Account of the Lease Payments Fund that has become due and payable by the terms of Section 3.3(a) or (b) hereof; or (ii) to provide sufficient moneys for the purchase of any Bonds pursuant to Section 3.7 hereof;

     (b) Failure of the Lessee to pay any amount (except the obligation to pay rent under Sections 3.3 and 3.7 hereof) that has become due and payable or to observe and perform any covenant, condition or agreement on its part to be performed under Sections 4.3, 4.4 or 4.5 hereof and continuance of such failure for a period of thirty (30) days after receipt by the Lessee of written notice specifying the nature of such default from the Agency, the Trustee or the Holders of more than twenty-five per centrum (25%) in aggregate principal amount of the Bonds Outstanding;

     (c) Failure of the Lessee to observe and perform any covenant, condition or agreement hereunder on its part to be performed (except as set forth in Section 7.1(a) or (b) above) and, if such failure can be remedied, (1) continuance of such failure for a period of thirty (30) days after receipt by the Lessee of written notice specifying the nature of such default from the Agency, the Trustee or the Holders of more than twenty-five per centrum (25%) in aggregate principal amount of the Bonds Outstanding, or (2) if by reason of the nature of such default the same can be remedied, but not within the said thirty (30) days, the Lessee fails to proceed with reasonable diligence after receipt of said notice to cure the same or fails to continue with reasonable diligence its efforts to cure the same; provided, however, in any event such failure shall be remedied within sixty (60) days after receipt by the Lessee of the notice referred to above (unless the Agency shall have approved in writing a longer period);

     (d) The Lessee shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts generally become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code, (vii) take any action for the purpose of effecting any of the foregoing, or (viii) be adjudicated a bankrupt or insolvent by any court;

     (e) A proceeding or case shall be commenced, without the application or consent of any principal of the Lessee, in any court of competent jurisdiction, seeking, (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of any principal of the Lessee or of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days; or any order for relief against the Lessee shall be entered in an involuntary case under such Bankruptcy Code; the terms "dissolution" or "liquidation" of the Lessee as used above shall not be construed to prohibit any action otherwise permitted by Section 6.1 hereof;

     (f) Any representation or warranty made by the Lessee (i) in the application, commitment letter and related materials submitted to the Agency or the initial purchaser(s) of the Bonds for approval of the Project or its financing, or (ii) by the Lessee in this Agreement or in any of the other Security Documents or (iii) in the Contract of Purchase among the Agency, the Lessee and the original purchaser(s) of the Bonds, or (iv) in any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing shall prove to be false, materially misleading or incorrect in any material respect as of the date made; or

     (g) An "Event of Default" under the Indenture or under any other Security Document shall occur and be continuing.

     (h) Receipt by the Trustee of written notice from the Bank that an Event of Default occurred under the Reimbursement Agreement and directing the Trustee to accelerate payment of the Bonds.

     Section 7.2 Remedies on Default.
                 -------------------

     Whenever any Event of Default referred to in Section 7.1 hereof shall have occurred and be continuing, the Agency, or the Trustee where so provided, may, subject to Section 7.8 hereof and Article VIII of the Indenture, take any one or more of the following remedial steps:

     (a) The Trustee, as and to the extent provided in Article VIII of the Indenture, may cause all principal installments of rent payable under Section
3.3 hereof for the remainder of the term of this Agreement to be immediately due and payable, whereupon the same, together with the accrued interest thereon, shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default under Section 7.1(d) or (e) hereof, all principal installments of rent payable under Section 3.3 hereof for the remainder of the term of this Agreement, together with the accrued interest thereon, shall immediately become due and payable without any declaration, notice or other action of the Agency, the Bank, the Trustee, the Holders of the Bonds or any other Person being a condition to such acceleration;

     (b) The Agency (with the prior written consent of the Bank) or the Trustee (with the prior written consent of the Bank), may re-enter and take possession of the Facility without terminating this Agreement, and sublease the Facility for the account of the Lessee, holding the Lessee liable for the difference in the rent and other amounts payable by the sublessee in such subletting, and the rents and other amounts payable by the Lessee hereunder;

     (c) The Agency or the Trustee, with the prior written consent of the Bank, may terminate this Agreement, and exclude the Lessee from possession of the Facility, in which case this Agreement and all of the estate, right, title and interest herein granted or vested in the Lessee shall cease and terminate. No such termination of this Agreement shall relieve the Lessee of its liability and obligations hereunder and such liability and obligations shall survive any such termination;

     (d) The Agency, the Bank or the Trustee may take whatever action at law or in equity as may appear necessary or desirable to collect the rent then due and thereafter to become due, or to enforce performance or observance of any obligations, agreements or covenants of the Lessee under this Agreement;

     (e) The Trustee may take any action permitted under the Indenture with respect to an Event of Default thereunder;

     (f) The Agency may suspend or terminate the Sales Tax Letter or require the Lessee to surrender the Sales Tax Letter to the Agency for cancellation; and

     (g) The Agency, without the consent of the Trustee or any Bondholder, may proceed to enforce the Agency's Reserved Rights by (i) an action for damages, injunction or specific performance, and/or (ii) conveying all of the Agency's right, title and interest in the Facility to the Lessee, subject to the lien of the Mortgage and any other Security Documents.

     In the event that the Lessee fails to make any rental payment required in
Section 3.3 hereof, the installment so in default shall continue as an obligation of the Lessee until the amount in default shall have been fully paid.

     No action taken pursuant to this Section 7.2 (including repossession of the Facility or termination of this Agreement pursuant to this Section 7.2 or by operation of law or otherwise) shall, except as expressly provided herein, relieve the Lessee from the Lessee's obligations hereunder, all of which shall survive any such action.

     Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not take any action to accelerate the Bonds or dispose of any collateral pledged under the Security Documents except as provided in Article VIII of the Indenture.

     Section 7.3 Reletting of Facility.
                 ---------------------

     If the right of the Lessee to the occupancy, use and possession of the Facility shall be terminated in any way, the Agency may relet the same or any part thereof for the account and benefit of the Lessee for such rental terms to such Persons and for such period or periods as may be fixed and determined by the Agency after notice to and approval by the Trustee and the Bank, but the Agency shall not unreasonably refuse to accept or receive any suitable occupant or tenant offered by the Lessee. Notwithstanding the foregoing, any reletting of the Facility or any part thereof shall be permitted under this Section 7.3 only if, in the opinion of Nationally Recognized Bond Counsel, such reletting does not adversely affect the validity of the Bonds. The Agency, the Bank and the Trustee shall not otherwise be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Lessee, and if a sufficient sum shall not be received from any reletting to satisfy the rental payments hereby agreed to be made by the Lessee, after paying the expenses of reletting and collection, then the Lessee hereby agrees to pay and satisfy any such deficiency if, as and when the same exists; provided, however, any excess rentals from any such reletting shall be credited to any rental due or to become due by the Lessee.

     Section 7.4 Remedies Cumulative.
                 -------------------

     The rights and remedies of the Agency, the Bank or the Trustee under this Agreement shall be cumulative and shall not exclude any other rights and remedies of the Agency, the Bank or the Trustee allowed by law with respect to any default under this Agreement. Failure by the Agency, the Bank or the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by the Lessee hereunder shall not be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce by mandatory injunction, specific performance or other appropriate legal remedy a strict compliance by the Lessee with all of the covenants and conditions hereof, or of the rights to exercise any such rights or remedies, if such default by the Lessee be continued or repeated, or of the right to recover possession of the Facility by reason thereof.

     Section 7.5 No Additional Waiver Implied by One Waiver.
                 ------------------------------------------

     In the event any covenant or agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be binding unless it is in writing and signed by the party making such waiver. No course of dealing between the Agency, the Bank and/or the Trustee and the Lessee or any delay or omission on the part of the Agency, the Bank and/or the Trustee in exercising any rights hereunder or under the Indenture or under any other Security Document shall operate as a waiver. To the extent permitted by applicable law, the Lessee hereby waives the benefit and advantage of, and covenants not to assert against the Agency, the Bank or the Trustee, any valuation, inquisition, stay, appraisement extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale or reletting made under the judgment, order or decree of any court or under the powers of sale and reletting conferred by this Agreement or otherwise.

     Section 7.6 Effect on Discontinuance of Proceedings.
                 ---------------------------------------

     In case any proceeding taken by the Trustee under the Indenture or this Agreement or under any other Security Document on account of any Event of Default hereunder or under the Indenture shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then, and in every such case, the Agency, the Bank, the Trustee and the Holders of the Bonds shall be restored, respectively, to their former positions and rights hereunder and thereunder, and all rights, remedies, powers and duties of the Trustee shall continue as in effect prior to the commencement of such proceedings.

     Section 7.7 Agreement to Pay Attorneys' Fees and Expenses.
                 ---------------------------------------------

     In the event the Lessee should default under any of the provisions of this Agreement and the Agency, the Bank (or its Issuing Agent, if any) or the Trustee should employ attorneys or incur other expenses for the collection of rentals or other amounts payable hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Lessee herein contained, the Lessee agrees that it will on demand therefor pay to the Agency, the Bank (or its Issuing Agent, if any) or the Trustee the reasonable fees and disbursements of such attorneys and such other reasonable expenses so incurred.

     Section 7.8 Rights of Bank.
                 --------------

     Notwithstanding anything to the contrary contained herein, and subject to the provisions and limitations of Section 7.10 of the Indenture, neither the Trustee nor the Agency shall (i) take any actions to accelerate the Bonds (except to the extent of a redemption of the Series 2002 Bonds pursuant to Section 2.04(f) of the Indenture), nor (ii) foreclose, release, take possession of or otherwise dispose of any collateral covered by the Security Documents, except with the prior written consent of the Bank; provided, however, the Agency's Reserved Rights and its ability to enforce those rights under Section 7.2(f) hereof shall not be subject to the consent of the Bank.

                                  ARTICLE VIII

                                     Options

     Section 8.1 Options.
                 -------

     (a) The Lessee has the option to make advance rental payments for deposit in the Reimbursement Account of the Lease Payments Fund for application in connection with the redemption of Bonds or payment of amounts owed to the Bank under the Reimbursement Agreement (or, if the Letter of Credit is no longer in effect and amounts owed to the Bank under the Reimbursement Agreement are paid in full, in the Redemption Account of the Bond Fund) to effect the retirement of the Bonds in whole or the redemption in whole or in part of the Bonds, all in accordance with the terms of the Indenture; provided, however, that no partial redemption of the Bonds may be effected through advance rental payments hereunder if there shall exist and be continuing an Event of Default hereunder other than Events of Default under Sections 7.1(c) or (f) hereof. The Lessee shall exercise its option to make such advance rental payments by delivering a written notice of an Authorized Representative of the Lessee to the Trustee, the Agency and the Bank not less than forty-five days prior to the date on which the Bonds are to be redeemed, setting forth (i) the amount of the advance rental payment, (ii) the principal amount of Bonds Outstanding requested to be redeemed with such advance rental payment (which principal amount shall be in such minimum amount or integral multiple of such amount as shall be permitted in the Indenture), and (iii) the date on which such principal amount of Bonds are to be redeemed. Such advance rental payment shall be delivered to the Trustee not less than the forty-fifth day preceding the date set for redemption of the Bonds and shall be paid to the Trustee in legal tender on or before the redemption date and shall be an amount which, when added to the amount on deposit in the Reimbursement Account of the Lease Payments Fund for application in connection with the redemption of Bonds or payment of amounts owed to the Bank under the Reimbursement Agreement (or, if the Letter of Credit is no longer in effect and all amounts owed to the Bank under the Reimbursement Agreement are paid in full, in the Redemption Account of the Bond Fund) and available therefor, will be sufficient to pay the Redemption Price of the Bonds to be redeemed, together with interest to accrue to the date of redemption and all expenses of the Agency, the Bond Registrar, the Trustee and the Paying Agents in connection with such redemption. In the event the Bonds are to be redeemed in whole or otherwise retired, the Lessee shall further pay on or before such redemption date, in legal tender, to the Agency, the Trustee, the Bond Registrar, the Tender Agent, the Remarketing Agent, the Bank and the Paying Agents, as the case may be, all fees and expenses owed such party or any other party entitled thereto under this Agreement or the Indenture together with all other amounts due and payable under this Agreement, the other Security Documents, the Remarketing Agreement and the Reimbursement Agreement.

     (b) The Lessee shall have the option to purchase the Facility commencing on that date upon which the Bonds may first optionally be redeemed in whole and on any date thereafter permitted therefor as provided in the Indenture.

     (c) The Lessee shall also have the option to purchase the Facility on any date during the term of this Agreement within ninety (90) days of the occurrence of any of the following events (and the Lessee shall notify the Bank (and its Issuing Agent, if any) in writing of its election to purchase the Facility pursuant to this Section 8.1(c) at least sixty
(60) days prior to the exercise of such option):

         (1) The Facility shall have been damaged or destroyed to such extent that as evidenced by a certificate of an Independent Engineer filed with the Agency, the Bank and the Trustee (A) the Facility cannot be reasonably restored within a period of one year from the date of such damage or destruction to the condition thereof immediately preceding such damage or destruction, (B) the Lessee is thereby prevented or likely to be prevented from carrying on its normal operation of the Facility for a period of one year from the date of such damage or destruction, or (C) the restoration cost of the Facility would exceed the total amount of all insurance proceeds, including any deductible amount, in respect of such damage or destruction; or

         (2) title to, or the temporary use of, all or substantially all of the Facility shall have been taken or condemned by a competent authority which taking or condemnation, results, or is likely to result, in the Lessee being thereby prevented or likely to be prevented from carrying on its normal operation of the Facility for a period of one year from the date of such taking or condemnation, as evidenced by a certificate of an Independent Engineer filed with the Agency, the Bank and the Trustee; or

         (3) as a result of changes in the Constitution of the United States of America or of the State or of legislative or executive action of the State or any political subdivision thereof or of the United States of America or by final decree or judgment of any court after the contest thereof by the Lessee, this Agreement becomes void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed herein or unreasonable burdens or excessive liabilities are Imposed upon the Lessee by reason of the operation of the Facility; or

         (4) The rating of the Bank (or, in the event that the Letter of Credit has been issued by an Issuing Agent, the rating of the Issuing Agent) has been reduced below AA-/A-1+ by the Rating Agency.

     (d) The Lessee, in purchasing the Facility pursuant to Section 8.1(c) hereof, shall file with the Agency, the Bank (and its Issuing Agent, if any) and the Trustee the certificate prescribed by Section 8.1(c)(1) or (2) hereof together with a resolution of the board of directors or executive committee of the Lessee (certified as true and correct by an Authorized Representative of the Lessee) to the effect that, as a result of the occurrence of the event giving rise to the exercise of such option to purchase, the Lessee has discontinued, or at the earliest practicable date will discontinue, the operation of the Facility for its intended purposes, and in the case of Section 8.1(b) or 8.1(c) hereof, the Lessee shall pay to the Trustee as the purchase price, in legal tender, advance rental payments, for deposit in the Reimbursement Account of the Lease Payments Fund for reimbursement of amounts owed to the Bank under the Reimbursement Agreement in connection with the redemption of Bonds or payment of other amounts owed to the Bank under the Reimbursement Agreement (or, if the Letter of Credit is no longer in effect and all amounts owed to the Bank under the Reimbursement Agreement are paid in full, in the Redemption Account of the Bond Fund) (if payment in full of the principal of or the Redemption Price, if any, as the case may be, of, and interest on, all the Outstanding Bonds at maturity or upon earlier redemption has not yet been made) equal to the sum of the following:

         (1) An amount which, when added to the amount on deposit in the Reimbursement Account of the Lease Payments Fund for reimbursement of amounts owed to the Bank under the Reimbursement Agreement in connection with the redemption of Bonds or payment of other amounts owed to the Bank under the Reimbursement Agreement (or, if the Letter of Credit is no longer in effect and all amounts owed to the Bank under the Reimbursement Agreement are paid in full, in the Redemption Account of the Bond Fund) and available therefor, will be sufficient to pay, retire and redeem the Outstanding Bonds in accordance with the provisions of the Indenture, including, without limitation, the principal of or the Redemption Price (as the case may be) of, together with interest to maturity or redemption date (as the case may be) on, the Outstanding Bonds or to reimburse the Bank for amounts owed to the Bank under the Reimbursement Agreement in connection therewith;

         (2) expenses of redemption, the fees and expenses of the Agency, the Trustee, the Bank (and its Issuing Agent, if any), the Bond Registrar, the Remarketing Agent, the Tender Agent and the Paying Agents and all other amounts due and payable under this Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Indenture; and

         (3) one dollar (U.S. $1).

     Notwithstanding any provision of this Agreement to the contrary, any sale by the Agency, and purchase by the Lessee, of the Facility pursuant to Sections 8.1(b) or (c) shall be subject to the lien of the Mortgage until all amounts owed under the Reimbursement Agreement have been paid in full and the Letter of Credit or other Security Documents then in effect shall have been returned to the Bank for cancellation.

     (e) Upon the payment in full of the principal of and interest on the Outstanding Bonds (whether at maturity or earlier redemption), the Lessee shall have the option to purchase the Agency's interest in the Facility and shall exercise such option by (1) delivering to the Agency and the Bank prior written notice of an Authorized Representative of the Lessee no more than thirty (30) days after the payment in full of the Bonds of the exercise of such option to purchase, which notice shall set forth a requested closing date for the purchase of the Agency's interest in the Facility which shall be not later than sixty
(60) days after the payment in full of the Bonds, and (2) paying on such closing date a purchase price equal to the sum of one dollar (U.S. $1), the fees and expenses of the Agency, the Trustee, the Bank, the Bond Registrar, the Remarketing Agent, the Tender Agent and the Paying Agents and all other amounts due and payable under this Agreement, the Reimbursement Agreement, the Remarketing Agreement or the Indenture, together with any amounts required to be paid to the United States government pursuant to the Indenture. Upon the written request of the Lessee, the Agency may approve the extension or waiver of any of the time periods set forth in this paragraph.

     (f) The Lessee shall not, at any time, assign or transfer its option to purchase the Facility as contained in this Section 8.1 separate and apart from a permitted assignment of this Agreement pursuant to Section 9.3 hereof without the prior written consent of the Agency and the Trustee.

     Section 8.2 Conveyance on Exercise of Option to Purchase.
                 --------------------------------------------

     At the closing of any purchase of the Facility pursuant to Section 8.1 hereof, the Agency will, upon receipt of payment of the Purchase Price, request the Bank to deliver to the Lessee (i) a release, satisfaction or termination of the mortgage lien and security interest of the Mortgage on the Facility and (ii) shall deliver or cause to be delivered other documents (including, without limitation, all documents necessary to pass title in recordable form) conveying to the Lessee by bargain and sale deed, good and marketable title in fee simple to the Facility Realty, as all such property then exists, and all rights, alleys, ways, waters, privileges, appurtenances and advantages to the same belonging or anyway appertaining, subject to the following: (1) the nature, quality and extent to which title to said property shall have been vested in the Agency; (2) any Permitted Encumbrances to which title to said property was subject when conveyed to the Agency; (3) any liens, easements, security interests, claims, charges and encumbrances created at the request of the Lessee or to the creation or suffering of which the Lessee consented; (4) any liens, security interests, claims, charges and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Agreement; (5) any liens for taxes or assessments not then delinquent;
(6) the rights, if any, of any condemning authority; and (ii) documents releasing and conveying to the Lessee all of the Agency's rights and interests in and to any rights of action, or any insurance proceeds or condemnation award, with respect to the Facility. Concurrently with the delivery of such title documents, there shall be delivered by the Agency to the Trustee any instructions or other instruments required by Section 10.01 of the Indenture to defease and pay the Bonds.

     Upon conveyance of the Facility pursuant to this Section 8.2, this Agreement and all obligations of the Lessee hereunder shall be terminated except the obligations of the Lessee under Sections 3.1, 4.3 (until such time as the Lessee shall again pay taxes as the record owner of the Facility Realty), 6.2,
8.5 and 9.16 and any other section hereof which, by its express terms, states it shall survive the termination of this Agreement, shall survive such termination.

     Section 8.3 Option to Purchase or Invite Tenders of Bonds.
                 ---------------------------------------------

     The Lessee shall have the option, at any time during the term of this Agreement, to purchase Bonds for its own account, whether by direct negotiation, through a broker or dealer, or by making a tender offer to the Holders thereof. The Bonds so purchased by the Lessee or by any Affiliate thereof shall be delivered to the Trustee for cancellation within fifteen (15) days of the date of purchase. The Agency shall at all times make available or cause to be made available to the Lessee its registration books (maintained at the principal corporate trust office of the Trustee) containing the names and addresses of the Bondholders if known.

     Section 8.4 Termination of Agreement.
                 ------------------------

     After full payment of the Bonds or provision for the payment in full thereof having been made in accordance with Section 10.01 of the Indenture and the return of the Letter of Credit, if any, then in effect to the Bank for cancellation, the Lessee may terminate this Agreement by paying the fees and expenses of the Agency, the Bank (and its Issuing Agent, if any), the Credit Provider, if any, the Trustee, the Bond Registrar, the Tender Agent, the Remarketing Agent and the Paying Agents and all other amounts due and payable under this Agreement, the other Security Documents, the Remarketing Agreement and the Reimbursement Agreement and by giving the Agency notice in writing of such termination and thereupon such termination shall forthwith become effective, subject, however, to the survival of the obligations of the Lessee under Sections 3.1, 4.3 (until such time as the Lessee shall again pay taxes as the record owner of the Facility Realty), 6.2, 8.5 and 9.16 and any other section hereof which, by its express terms, states it shall survive the termination of this Agreement.

     Section 8.5 Recapture of Agency Benefits.
                 ----------------------------

     (a) It is understood and agreed by the parties to this Agreement that the Agency is issuing the Bonds to finance the Project and is entering into this Agreement in order to accomplish the public purposes of the Act. In consideration therefor, the Lessee hereby agrees as follows:

     (b) If there shall occur a Recapture Event (as defined below) prior to the completion of the Project and occupancy of the Facility for its intended purposes by the Lessee, the Lessee shall pay to the Agency as a return of public benefits conferred by the Agency, all Benefits (as defined below).

     (c) If there shall occur a Recapture Event after the Substantial Completion Date (as defined below), the Lessee shall pay to the Agency as a return of public benefits conferred by the Agency, the following amounts:

                 (i) one hundred per cent (100%) of the Benefits, if the Recapture Event occurs within the first (6) years after the Substantial Completion Date;

                 (ii) eighty per cent (80%) of the Benefits, if the Recapture Event occurs during the seventh (7th) year after the Substantial Completion Date;

                 (iii) sixty per cent (60%) of the Benefits, if the Recapture Event occurs during the eighth (8th) year after the Substantial Completion Date;

                 (iv) forty per cent (40%) of the Benefits, if the Recapture Event occurs during the ninth (9th) year after the Substantial Completion Date; or

                 (v) twenty per cent (20%) of the Benefits, if the Recapture Event occurs during the tenth (10th) year after the Substantial Completion Date.

         The term "Benefits" shall mean, collectively:

         1. all real estate tax benefits which have accrued to the benefit of the Lessee during such time as the Agency was the owner of the Facility Realty by reason of the Agency's ownership, such tax benefits to be computed by subtracting the payments in lieu of taxes paid under Section
     4.3 hereof from those payments which the Lessee would have been required to pay during the lease term had the Town determined the amount of such real estate taxes as would be due if the Lessee had been the owner of the Facility Realty during such lease term; and

         2. all miscellaneous benefits derived from the Agency's participation in the financing of the costs or assistance to the Project, including, but not limited to, any exemption from mortgage recording tax, commercial rent and occupancy tax, sales or use taxes and filing and recording fees.

           The term "Recapture Event" shall mean any of the following events:

           (1) The Lessee shall have liquidated its operations and/or assets or shall have ceased all or substantially all of its operations at the Facility (whether by relocation to another facility or otherwise, or whether to another facility outside of the Town);

           (2) The Lessee shall have leased all or any portion of the Facility in violation of the limitations imposed by Section 6.18 hereof, without the prior written consent of the Agency;

           (3) The Lessee shall have effected substantial changes in the scope and nature of the Lessee's operations at the Facility such that the Facility or any portion thereof is not being operated as a qualified "project" under the Act;

           (4) The Lessee shall have transferred all or substantially all of its employees to a location outside of the Town; or

           (5) The Lessee shall have sold, leased, transferred or otherwise disposed of all or substantially all of its interest in the Facility except as provided in Section 6.1.

     The term "Substantial Completion Date" shall mean the date stated in a certificate of an Authorized Representative of the Lessee delivered pursuant to
Section 2.1(h) hereof, after the Project has been substantially completed in accordance with such Section, and upon which date the Facility shall have commenced operations at substantially the level intended; provided, however, that the "Substantial Completion Date", as defined herein, shall be in any event deemed to occur no later than January 15, 2005, regardless of whether or not the Authorized Representative of the Lessee has delivered such certificate to the Agency.

     Notwithstanding the foregoing, a Recapture Event shall not be deemed to have occurred if the Recapture Event shall have arisen as a direct, immediate result of (i) a taking or condemnation by governmental authority of all or substantially all of the Facility, or (ii) the inability at law of the Lessee to rebuild, repair, restore or replace the Facility after the destruction or damage of loss to substantially its condition prior to such destruction or damage of loss, which inability shall have risen in good faith through no fault on the part of the Lessee.

     (b) The Lessee covenants and agrees to furnish the Agency with written notification upon any Recapture Event occurring within ten (10) years of the Substantial Completion Date hereof, which notification shall set forth the terms thereof.

     (c) The provisions of this Section 8.5 shall survive the termination of this Agreement for any reason whatsoever, notwithstanding any provision of this Agreement to the contrary.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

     Section 9.1 Indenture; Amendment.
                 --------------------

     The Lessee shall have and may exercise all the rights, powers and authority stated to be in the Lessee in the Indenture and in the Bonds, and the Indenture and the Bonds shall not be modified, altered or amended in any manner which adversely affects such rights, powers and authority so stated to be in the Lessee or otherwise adversely affects the Lessee without the written consent of the Lessee.

     Section 9.2 Force Majeure.
                 -------------

     In case by reason of force majeure either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Agreement, then except as otherwise expressly provided in this Agreement, if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after occurrence of the event or cause relied on, the obligations of the party giving such notice (other than the obligations of the Lessee to make the rental payments or other payments required under the terms hereof, or to comply with Sections 4.5 or 6.2 hereof), so far as they are affected by such force majeure, shall be suspended during the continuance of the inability then claimed which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such party shall endeavor to remove or overcome such inability with all reasonable dispatch. The term "force majeure", as employed herein, shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of a public enemy, orders of any kind of the Government of the United States of America or of the State or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrest, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other similar or different cause not reasonably within the control of the party claiming such inability. It is understood and agreed that the settlement of existing or impending strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirements that any force majeure shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be fulfilled even though such existing or impending strikes, lockouts and other industrial disturbances may not be settled but could have been settled by acceding to the demands of the opposing person or persons.

     Section 9.3 Assignment or Sublease.
                 ----------------------

     The Lessee may not at any time (i) subject to Section 6.1 hereof, assign or transfer this Agreement, or (ii) sublet the whole or any part of the Facility to any party without the prior written consent of the Agency and the Trustee (which consent of the Trustee shall not be unreasonably withheld or delayed), and the Bank (or, if all amounts owed to the Bank under the Reimbursement Agreement have been paid in full and the Letter of Credit shall no longer be in effect as permitted hereunder and under the Indenture, the Agency); provided, that if the Agency, the Trustee and the Bank consent to any such assignment, transfer or subletting, (1) the Lessee, shall nevertheless remain liable to the Agency for the payment of all rent and for the full performance of all of the terms, covenants and conditions of this Agreement and of any other

Security Document to which it shall be a party, (2) any sublessee in whole of the Facility shall have assumed in writing and have agreed to keep and perform all of the terms of this Agreement on the part of the Lessee to be kept and performed, shall be jointly and severally liable with the Lessee for the performance thereof, shall be subject to service of process in the State, and, if a corporation, shall be qualified to do business in the State, (3) in the Opinion of Counsel, such sublease shall not legally impair in any respect the obligations of the Lessee for the payment of all rents nor for the full performance of all of the terms, covenants and conditions of this Agreement or of any other Security Document to which the Lessee shall be a party, nor impair or limit in any respect the obligations of any obligor under any other Security Document, (4) any sublessee shall be a corporation and shall utilize the Facility as a qualified "project" within the meaning of the Act, (5) such sublease shall not violate any provision of this Agreement, the Indenture, any other Security Document or the Reimbursement Agreement, (6) with respect to any subletting in part, the term of each such sublease does not exceed five (5) years and at any given date, no more than an aggregate of twenty-five percent (25%) of such space would be sub-leased by the Lessee, (7) sublease shall in no way diminish or impair the Lessee's obligation to carry the insurance required under Section 4.5 of this Agreement and the Lessee shall furnish written evidence satisfactory to the Agency, the Trustee and the Bank (or, if all amounts owed to the Bank under the Reimbursement Agreement have been paid in full and the Letter of Credit shall no longer be in effect as permitted hereunder and under the Indenture, the Agency and the Trustee) that such insurance coverage shall in no manner be limited by reason of such sublease, (8) each such sublease contains such other provisions as the Agency, the Trustee or the Bank (or, if amounts owed to the Bank under the Reimbursement Agreement have been paid in full and the Letter of Credit shall no longer be in effect as permitted hereunder and under the Indenture, the Agency or the Trustee) may reasonably require and (9) in the opinion of Nationally Recognized Bond Counsel, such assignment, transfer or sublease shall not cause the interest on the Bonds to be includable in gross income for Federal income tax purposes. The Lessee shall furnish or cause to be furnished to the Agency, the Bank and the Trustee a copy of any such sublease in substantially final form at least thirty (30) days prior to the date of execution thereof.

     Any consent by the Agency, the Bank or the Trustee to any act of sublease shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of the Lessee, or the successors or assigns of the Lessee, to obtain from the Agency, the Bank and the Trustee consent to any other or subsequent sublease, or as modifying or limiting the rights of the Agency, the Bank or the Trustee under the foregoing covenant by the Lessee.

     If the Facility or any part thereof shall be sublet or occupied by any Person other than the Lessee, the Agency, in the event of the Lessee's default in the payment of rent may, and is hereby empowered to, collect rent from the undertenant or occupant during the continuance of any such default. In either of such events, the Agency may apply the net amount received by it to the rent herein provided, and no such collection shall be deemed a waiver of the covenant herein against assignment, transfer or sublease of this Agreement, or constitute the acceptance of the under-tenant or occupant as tenant, or a release of the Lessee from the further performance of the covenants herein contained on the part of the Lessee.

     The Lessee covenants and agrees not to amend, modify, terminate or assign, or to suffer any amendment, modification, termination or assignment of, any previously consented to sublease, without the prior written consent of the Agency.

     The existing or contemplated subtenants, if any, listed on Schedule C hereof are hereby approved by the Agency pursuant to the terms of this Section 9.3.

     Section 9.4 Priority of Indenture and Mortgage.
                 ----------------------------------

     Pursuant to the Mortgage, the Agency will grant a mortgage lien on and a security interest in the Facility to the Bank, and pursuant to the Indenture, the Agency will pledge and assign the rentals and certain other moneys receivable under this Agreement to the Trustee, for the benefit of the Bondholders and the Bank (and its Issuing Agent, if any), as security for payment of the principal or Redemption Price, if applicable, of and interest on the Bonds and amounts owed or owing to the Bank (and its issuing Agent, if any) under the Reimbursement Agreement, and this Agreement shall be subject and subordinate to the Mortgage and the Indenture and such mortgage lien, security interest, pledge and assignment thereunder.

     Section 9.5 Benefit of and Enforcement by Trustee and Bank.
                 ----------------------------------------------

     The Agency and the Lessee agree that this Agreement is executed in part to induce the purchase by others of the Bonds, for the further securing of the Bonds and to induce the Bank (or its Issuing Agent, if any) to issue the Letter of Credit, and accordingly all covenants and agreements on the part of the Agency and the Lessee as set forth in this Agreement are hereby declared to be for the benefit of the Holders from time to time of the Bonds and the Bank (and its Issuing Agent, if any) and may be enforced as provided in Article VIII of the Indenture by the Trustee on behalf of the Bondholders or by the Bank (and its Issuing Agent, if any) to the extent provided herein or in Article VIII of the Indenture.

     Section 9.6 Amendments.
                 ----------

     This Agreement may be amended only with the concurring written consent of the Trustee and the Bank given in accordance with the provisions of the Indenture and only if the Lessee shall assume in writing the obligations of such amended Agreement.

     Section 9.7 Notices.
                 -------

     All notices, certificates or other communications hereunder shall be sufficient if sent by registered or certified United States mail, postage prepaid, addressed, if to the Agency, to the Executive Director, Town of Babylon Industrial Development Agency, 57 West Sunrise Highway, Lindenhurst, New York; if to the Lessee, Technology Flavors & Fragrances, Inc., 10 Edison Street East, Amityville, New York 11701 Attention: Joseph A. Gemmo, with a copy to Stadtmauer Bailkin LLP, 850 Third Avenue, New York, New York 10022, Attention: Steven P. Polivy, Esq.; if to the Trustee, to The Bank of New York, c/o United States Trust Company of New York, Corporate Trust Administration, 114 West 47th Street, New York, New York 10036; and if to the Bank, to Wells Fargo Credit, Inc.,
Attention: Richard Orr, with a copy to Wolf, Block, Schorr and Solis-Cohen LLP, 250 Park Avenue, New York, New York 10177, Attention: Robert Stein, Esq. The Agency, the Lessee, the Trustee and the Bank may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given as of the date it shall have been mailed.

     Section 9.8  Prior Agreements Superseded.
                  ---------------------------

     This Agreement shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Agency and the Lessee relating to the Facility.

     Section 9.9  Severability.
                  ------------

     If any clause, provision or section of this Agreement be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining provisions hereof.

     Section 9.10 Inspection of Facility.
                  ----------------------

     The Lessee will permit the Trustee or the Bank or their respective duly authorized agents, at all reasonable times during regular business hours and upon reasonable notice to enter upon the Facility and to examine and inspect the Facility and exercise its rights hereunder, under the Indenture and under the other Security Documents with respect to the Facility. The Lessee will further permit the Agency, or its duly authorized agent, at all reasonable times to enter upon the Facility but solely for the purpose of assuring that the Lessee is operating the Facility, or is causing the Facility to be operated, as a qualified "project" under the Act consistent with the purposes set forth in the recitals to this Agreement and with the public purposes of the Agency, and not for any purpose of assuring the proper maintenance or repair of the Facility as such latter obligation is and shall remain solely the obligation of the Lessee.

     Section 9.11 Effective Date Counterparts.
                  ---------------------------

     This Agreement shall become effective upon its delivery. It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 9.12 Binding Effect.
                  --------------

     This Agreement shall inure to the benefit of, and shall be binding upon, the Agency, the Lessee and their respective successors and assigns.

     Section 9.13 Net Lease.
                  ---------

     It is the intention of the parties hereto that this Agreement be a "net lease" and that all of the rent be available for debt service on the Bonds, and this Agreement shall be construed to effect such intent.

     Section 9.14 Law Governing.
                  -------------

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE.

     Section 9.15 Investment of Funds.
                  -------------------

     Any moneys held as part of the Revenue Fund, the Lease Payments Fund, the Project Fund, the Bond Fund or the Renewal Fund or in any special fund provided for in this Agreement or in the Indenture to be invested in the same manner as in any said Fund shall, at the written request of an Authorized Representative of the Lessee, be invested and reinvested by the Trustee as provided in the Indenture. Neither the Trustee (except for its own gross negligence or willful misconduct) nor the Agency nor any of their members, directors, officers, agents, servants or employees shall be liable for any depreciation in the value of any such investments or for any loss arising therefrom.

     Interest and profit derived from such investments shall be credited and applied as provided in the Indenture, and any loss resulting from such investments shall be similarly charged.

     Section 9.16 Waiver of Trial by Jury.
                  -----------------------

     The parties hereby expressly waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Agreement or the Facility or any matters whatsoever arising out of or in any way connected with this Agreement.

     The provision of this Agreement relating to waiver of a jury trial and the right of reentry or repossession shall survive the termination or expiration of this Agreement.

     Section 9.17 Reserved.
                  --------

     Section 9.18 No Recourse under this Agreement or on Bonds.
                  --------------------------------------------

     All covenants, stipulations, promises, agreements and obligations of the Agency contained in this Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Agency, and not of any member, director, officer, employee or agent of the Agency in his individual capacity, and no recourse shall be had for the payment of the principal of, redemption premium, if any, or interest on the Bonds or for any claim based thereon or hereunder against any member, director, officer, employee or agent of the Agency or any natural person executing the Bonds.

     All covenants, stipulations, promises, agreements and obligations of the Lessee contained in this Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Lessee, and not of any director, officer, employee or agent of the Lessee in his individual capacity, and no recourse shall be had for the payment of the principal of, redemption premium, if any, or interest on the Bonds or for any claim based thereon or hereunder against any director, officer, employee or agent of the Lessee.

     Section 9.19 Rights of Bank.
                  --------------

     As between the Bank hereunder and the Lessee, any rights or benefits granted to the Bank are in addition to those contained in any agreements executed by the Lessee with or in favor of the Bank, and in the event of a conflict between this Agreement and such other agreements, such other agreements shall control with respect to the rights and obligations between the Bank and the Lessee, but shall in no way diminish the rights of the Agency and the Trustee set forth in this Agreement. In addition, any obligations of the Lessee hereunder shall be in addition to those contained in any agreement between the Lessee and the Bank. Notwithstanding any other provision herein to the contrary, the rights of the Bank hereunder shall be subject to Section 7.10 of the Indenture.

     Section 9.20 Date of Agreement for Reference Only.
                  ------------------------------------

     The date of this agreement shall be for reference purposes only and shall not be construed to imply that this Agreement was executed on the date first above written. This Agreement was executed and delivered on January 15, 2002.

         IN WITNESS WHEREOF, the Agency has caused its corporate name to be hereunto subscribed by its duly authorized Chairman, Vice Chairman, General Counsel, Executive Director or Deputy Executive Director and attested under the seal of the Agency and the Lessee has caused its corporate name to be subscribed hereto by its Vice President pursuant to a unanimous written consent of its Board of Directors, all being done as of the year and day first above written.

                                          TOWN OF BABYLON
                                          INDUSTRIAL DEVELOPMENT AGENCY


(SEAL)
                                          By:___________________________________
                                             Name:  Sondra Bachety
                                             Title: Executive Director

Attest:

By:__________________________
   Name:
   Title:

                                          TECHNOLOGY FLAVORS & FRAGRANCES, INC.,
                                          as Lessee

Witness:

By:__________________________

                                          By____________________________________
                                            Name:  Joseph A. Gemmo
                                            Title: Vice President

STATE OF NEW YORK  )
                     : ss.:
COUNTY OF SUFFOLK  )

          On the ___th day of January in the year two thousand and two, before me, the undersigned, a Notary Public in and for said State, personally appeared Sondra Bachety, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                           ____________________________
                                                    Notary Public



STATE OF NEW YORK  )
                     : ss.:
COUNTY OF NEW YORK )

          On the ___th day of January in the year two thousand and two, before me, the undersigned, a Notary Public in and for said State, personally appeared Joseph A. Gemmo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                           ____________________________
                                                    Notary Public

                                                                      APPENDIX A

                           DESCRIPTION OF THE PROJECT

     The Series 2002 Bonds are being issued by the Agency to assist the Company to acquire and operate a manufacturing facility within the Town of Babylon by the acquisition of real property located at 10 Edison Street East, Amityville, New York 11701, Block 2, Lot 15.001, (the "Facility Realty") and the renovation and improvement of an approximately 34,400 square foot flavors and fragrances products manufacturing facility thereon (the "Facility"), including the acquisition and installation of furniture and fixtures and other equipment in connection therewith (the "Project").

                                                                      APPENDIX B

                        DESCRIPTION OF FACILITY EQUIPMENT

         Facility Equipment shall mean all fixtures, machinery, equipment, chattels and articles of personal property and all appurtenances and additions thereto and substitutions and replacements thereof, now or hereafter attached to or contained in or located on the Facility Realty and/or the buildings and improvements located thereon or placed on any part thereof, though not attached thereto, which are used or usable in connection with the present or future operation thereof or the activities at any time conducted therein and all other property used in connection with the production of income from the Facility Realty and/or the buildings and improvements located thereon or adapted for use therein, including, without limitation, any machinery, equipment and other tangible personal property acquired and installed as part of the Project pursuant to Section 2.1 of the Lease Agreement, together with all repairs, replacements, improvements, substitutions and renewals thereof or therefor and all parts, additions and accessories incorporated therein or affixed thereto, but excluding (i) the equipment described in the following paragraph, (ii) Lessee's Property within the meaning of Section 4.1(c) of the Lease Agreement or
(iii) Existing Facility Property released pursuant to Section 4.2 of the Lease Agreement.

         Facility Equipment shall expressly exclude any and all equipment and machinery owned by the Lessee or any other party which may be located upon the Project but which is not necessary for the operation of the improvements made to the Facility Realty. For example, equipment and machinery located upon the Project whether or not used in connection with the operation of the Lessee's business at the Project, is excluded from the definition of Facility Equipment so long as it is not necessary for the operation of such improvements.

                                                                      APPENDIX C

                       DESCRIPTION OF THE FACILITY REALTY

                                                                      SCHEDULE A

                                                        Annual Employment Report
                                             For the Year Ending _________, ____

In order to comply with Local and State employment reporting requirements, the Town of Babylon Industrial Development Agency must require all of its project companies to fill out and return the Report to the Agency no later than _________ 1, ____.

Project Company

Telephone # __________________________________________

Tax ID #    __________________________________________

Please provide information as of _________ of jobs at Project Location(s) listed above. Do not include any subcontractors and consultants. Include only employees and owners/principals on your payroll at the Project Location.

Number of existing FULL TIME JOBS   ___________________

Number of existing PART TIME JOBS   ___________________

Certification: I, the undersigned, hereby certify to the best of my knowledge and belief, that all information contained in this report is true and complete, and that I understand it is submitted pursuant to agreement. The Company hereby authorizes any private or governmental entity, including but not limited to The New York State Department of Labor ("DOL"), to release to the Town of Babylon Industrial Development Agency (the "Agency") and/or to the successors and assigns of either (collectively, the "Information Recipients"), any and all employment information under DOL's control which is pertinent to the Company and the Company's employees. In addition, upon the Agency's request, the Company shall provide to the Agency any employment information in the Company's possession which is pertinent to the Company and the Company's employees. Information released or provided to Information Recipients by DOL, or by any other governmental entity, or by any private entity, or by the Company itself, or any information previously released as provided by all or any of the foregoing parties (collectively, "Employment Information") may be disclosed by the Information Recipients in connection with the administration of the programs of the Agency, and/or the successors and assigns of either, and/or the Town of Babylon, and/or as may be necessary to comply with law; and, without limiting the foregoing, the Employment Information may be included in (x) other reports required of the Agency, and (y) any other reports required by law. This authorization shall remain in effect throughout the term of this Lease.

Name of Company

Principal/Owner/Chief Financial Officer ________________________  (Please Print)
Signature                                        Date

                                                                      SCHEDULE B

                                  [FORM ST-340]

                                                                      SCHEDULE C

                                  [FORM ST-60]